UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CITIZENS FINANCIAL GROUP, INC.

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LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

March 8, 2019

Dear Stockholder,

We recently completed our fourth year as an independent, publicly traded company with strong overall performance and good achievement against our 2018 goals. We delivered strong positive operating leverage, hit key performance targets and added important new capabilities while making the strategic investments to drive success over the long-term. We continue to deliver well for all of our stakeholders and entered 2019 with good momentum.

On behalf of the Board of Directors, we are pleased to invite you to attend our annual meeting of stockholders to be held on Thursday, April 25, 2019, at 9:00 a.m. Eastern Time, at our headquarters located at One Citizens Plaza, Providence, Rhode Island 02903. You’ll find the matters scheduled for consideration at the meeting described in detail in the following 2019 Notice of Annual Meeting of Stockholders and Proxy Statement. If you owned shares of our stock as of February 28, 2019, we encourage you to vote on these matters.

In order to accommodate those attending, we ask that you please mark your enclosed proxy card to let us know of your plans to attend. Registration and seating will begin at 8:00 a.m. Eastern Time and we will ask you to sign an admittance card and present valid photo identification. If you held your shares in a brokerage account please be sure to bring a copy of a brokerage statement that shows you held shares as of February 28, 2019. If you are the legal representative of a stockholder, please also bring proof thereof. Cameras and recording devices will not be permitted at the meeting.

We furnish our proxy materials to stockholders on the internet at www.edocumentview.com/CFG in order to provide you with the information you need in an expedited manner while significantly lowering the costs of delivery and reducing the environmental impact of our annual meeting. You will receive a notice with instructions for accessing the proxy materials and voting via the Internet in addition to information about how to obtain paper copies of our proxy materials if you would prefer.

Your vote is important and whether or not you plan to attend the meeting, we encourage you to access electronic voting via the Internet or utilize the automated telephone voting feature as described on your enclosed proxy card, or you may sign, date and return the proxy card in the envelope provided. You may also vote in person if you plan to attend the annual meeting.

Finally, we would like to thank Mr. Ryan and Mr. Di Iorio for their service as they both retire from our Board at the conclusion of the annual meeting. We appreciate their valuable insight and will miss their dedication and extensive contributions which have been instrumental to our journey to sustainable growth since becoming a public company in 2014.

We thank you for your support of Citizens Financial Group, Inc.

Sincerely,

Bruce Van Saun Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 25, 2019

To the Stockholders of Citizens Financial Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Citizens Financial Group Inc., a Delaware corporation (the “Company”), will be held on April 25, 2019, at 9:00 a.m. Eastern Time, at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903 for the following purposes:

1.	The election of the twelve directors named in the accompanying proxy statement to serve until the 2020 annual meeting or until their successors are duly elected and qualified;

2.	Advisory vote to approve the Company’s executive compensation, commonly referred to as a “say- on-pay” vote;

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019; and

4.	The transaction of such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

Stockholders of record at the close of business on February 28, 2019 are entitled to notice of, and to vote at, the Annual Meeting. We are first sending this proxy statement and the enclosed proxy card to stockholders on or about March 15, 2019.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal No. 1 of the proxy statement, FOR, on an advisory basis, the Company’s executive compensation as described in Proposal No. 2 of the proxy statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 3 of the proxy statement.

For our Annual Meeting, we have elected to use the Internet as the primary means of providing our proxy materials to stockholders. We will send to stockholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice provides the information above and also provides information on how stockholders may obtain paper copies of our proxy materials free of charge. Electronic delivery of our proxy materials significantly reduces our printing and mailing costs and the environmental impact of circulating our proxy materials. The Notice also provides information on how to vote, including how to attend the meeting and vote in person.

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You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice or the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Robin S. Elkowitz Executive Vice President, Deputy General Counsel and Secretary

Stamford, Connecticut

March 8, 2019

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 25, 2019:

This notice of the Annual Meeting of Stockholders, the accompanying proxy statement and our 2018 annual report to stockholders will be available at www.edocumentview.com/CFG commencing on or about March 15, 2019.

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2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – PROXY SUMMARY

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider; accordingly, you should read the entire proxy statement carefully before voting.

2019 ANNUAL MEETING INFORMATION

Date and Time:	April 25, 2019, at 9:00 a.m. Eastern Time

Place:	One Citizens Plaza, Providence, Rhode Island 02903

Record Date:	February 28, 2019

Voting:	Holders of common stock are entitled to one vote per share

Admission:	To attend the meeting in person you will need proof of your stock ownership as of the record date and a form of government-issued photo identification. If you are the legal representative of a stockholder, you must also bring a letter from the stockholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative. We will determine in our sole discretion whether the letter presented for admission meets the above requirements.

Date of Mailing:	A Notice of Internet Availability of Proxy Materials (the “Notice”) or this proxy statement is first being mailed to stockholders on or about March 15, 2019.

MATTERS TO BE VOTED ON AT THE 2019 ANNUAL MEETING

PROPOSAL		BOARD VOTE RECOMMENDATION	REASON FOR VOTE RECOMMENDATION	PAGE
1.	Elect the following nominees as directors: Bruce Van Saun, Mark Casady, Christine M. Cumming, William P. Hankowsky, Howard W. Hanna III, Leo I. (“Lee”) Higdon, Edward J. (“Ned”) Kelly III, Charles J. (“Bud”) Koch, Terrance J. Lillis, Shivan Subramaniam, Wendy A. Watson and Marita Zuraitis.	FOR ALL	Our Board believes that its directors represent an appropriate mix of experience and skills relevant to the size and nature of our business.	8

2.	Approve, on a non-binding, advisory basis, the compensation of the Company’s executive officers named in the 2018 Summary Compensation Table, as disclosed in the Compensation Discussion and Analysis, the compensation tables and accompanying narrative.	FOR	Our Board believes our executive compensation closely aligns the interests of our named executive officers and the interests of our stockholders.	30

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year.	FOR	Based on its most recent evaluation, the Audit Committee believes it is in the best interests of the Company and its stockholders to retain Deloitte & Touche LLP.	67

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – PROXY SUMMARY

HOW TO VOTE

Stockholders of record may vote by using the Internet, telephone, by mail (if you received a proxy card by mail) or in person as described below.

Internet	Telephone	Mail	In Person

The address of the website for Internet voting can be found on your proxy card or Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 24, 2019.

	Dial the number listed on your proxy card or your Notice. You will need the control number included on your proxy card or voting instruction form.	If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.	Stockholders also may attend the meeting and vote in person.

If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

BOARD AND GOVERNANCE HIGHLIGHTS

Our board of directors (the “Board”) will consist of not less than five nor more than twenty-five directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable only in the case of defaults under the terms of our preferred stock. The exact number of directors will be fixed from time to time by resolution of our Board. Citizens Financial Group, Inc. (the “Company” or “we” or “us” or “our”) currently has fourteen directors. The current terms of office of all directors expire at the Annual Meeting.

Twelve of the fourteen directors currently serving are standing for election at the Annual Meeting. Mr. Anthony Di Iorio and Mr. Arthur Ryan are retiring from the Board as of the Annual Meeting in accordance with the mandatory retirement provisions in our Corporate Governance Guidelines and as a result were not nominated by the Board for re-election at the Annual Meeting. The size of the Board, which was temporarily increased and is currently set at fourteen, will be reduced back to twelve upon the conclusion of the Annual Meeting.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – PROXY SUMMARY

The nominees for director all currently serve on our Board and are as follows:

Name	Age	Director Since	Occupation	Board Committees	Independent[1]
Bruce Van Saun	61	2013	Chairman and CEO, Citizens Financial Group, Inc.	Executive (Chair) Equity	No
Mark Casady	58	2014	Retired Chairman and CEO, LPL Financial Holdings, Inc.	Risk	Yes
Christine M. Cumming	66	2015	Retired First Vice President and COO, Federal Reserve Bank of New York	Risk	Yes
William P. Hankowsky	67	2006	Chairman, President and CEO, Liberty Property Trust	Audit Compensation	Yes
Howard W. Hanna III	71	2009	Chairman and CEO, Hanna Holdings, Inc.	Audit Governance	Yes
Leo I. (“Lee”) Higdon	72	2014	Past President, Connecticut College	Audit Compensation	Yes
Edward J. (“Ned”) Kelly III	65	2019	Former Chairman, Institutional Clients Group, Citigroup, Inc.	Compensation Governance	Yes
Charles J. (“Bud”) Koch	72	2004	Retired Chairman, President and CEO, Charter One Financial	Risk (Chair) Audit	Yes
Terrance J. Lillis	66	2019	Retired CFO, Principal Financial Group, Inc.	Audit	Yes
Shivan Subramaniam	70	2005	Retired Chairman and CEO, FM Global	Governance (Chair) Risk Executive	Yes
Wendy A. Watson	70	2010	Retired Executive Vice President, Global Services, State Street Bank & Trust Company	Audit (Chair) Compensation Risk	Yes
Marita Zuraitis	58	2011	Director, President and CEO, The Horace Mann Companies	Risk	Yes

Additional information about the director nominees can be found beginning on page 9.

[1]	Under applicable NYSE and SEC independence standards.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – PROXY SUMMARY

We believe that our directors represent an appropriate and diverse mix of experience and skills relevant to the size and nature of our business. The following key facts reflect the composition, skills and experience of the Board following the retirement of Mr. Di Iorio and Mr. Ryan effective at the conclusion of the 2019 Annual Meeting.

Board Composition and Skills Matrix

Board and Governance Key Facts

Size of Board	12*	Classified Board	No

Number of Independent Directors	11*	Lead Independent Director	Yes

Board Meetings Held in 2018	10	Majority Voting for Directors	Yes

Director Election Term (years)	1	Tenure Limits	No

Average Director Age	66*	Key Committees Independent**	✓

Mandatory Retirement Age Policy	✓	Annual Board & Committee Evaluation	✓

Limit Service on Other Public Company Boards	✓	Board Orientation & Continuing Education Program	✓

Executive Sessions of Independent Directors	✓	Succession Planning Process	✓

Stock Ownership Guidelines	✓	Board Oversight of Strategy	✓

Stockholder Outreach Program	✓	Diversity & Inclusion Program	✓

Corporate Responsibility Reporting	✓	Political Contributions Policy	✓

* Effective upon conclusion of the Annual Meeting. The board size was temporarily increased to fourteen effective February 2019 to accommodate the addition of Mr. Lillis and Mr. Kelly prior to the retirement of Mr. Ryan and Mr. Di Iorio following the Annual Meeting.

** Audit, Risk, Compensation and Human Resources and Nominating and Corporate Governance Committees are comprised of independent directors.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – PROXY SUMMARY

PERFORMANCE HIGHLIGHTS

Prior to our initial public offering (“IPO”) in September 2014 and subsequent separation from The Royal Bank of Scotland Group plc, our performance had fallen behind peers given balance sheet shrinkage and underinvestment in strategic initiatives, technology and talent over a number of years.

Over the past four years, we have addressed many of the challenges we faced at our IPO and have consistently demonstrated the ability to set a course, develop a plan, and execute well. Our strategies to drive improvement in performance across the Company have continued and at year end we had exceeded the medium-term return on tangible common equity (“ROTCE”) target we established in January 2018. We have met or exceeded analyst expectations for 18 consecutive quarters. We have focused on growing the bank and investing in capabilities, consistently delivering positive operating leverage. This has resulted in improvements across earnings per share (“EPS”), ROTCE and efficiency ratio. We continue to deliver well for all stakeholders, with consistent progress for customers, colleagues and communities, and our regulatory position is solid. We believe we have turned the corner on performance and are now aiming for excellence, on our way towards becoming a top-performing regional bank. We believe we have built a solid foundation with additional levers available to us for continued performance improvement.

2018 Year-end Achievements

	January 2018 medium- term targets	2018 GAAP results	2018 Underlying results*	4Q18 GAAP results	4Q18 Underlying results*	GAAP improvement since 3Q13	Underlying improvement since 3Q13*
ROTCE*	~13-15%	12.9%	13.1%	13.8%	14.1%	9.5%	9.8%
Efficiency ratio*	~mid 50%’s range	59.1%	58.1%	59.7%	56.7%	8.8%	11.8%

•	Generated net income available to common stockholders of $1.7 billion, up 3% from 2017 and net income available to common stockholders on an Underlying basis* of $1.7 billion, up 32%

•	Grew diluted earnings per common share of $3.52 by 8% from 2017 and Underlying* diluted earnings per common share of $3.56 by 38%

•	Revenue growth of 7% versus prior year, or 8% on an Underlying basis* with just 4% expense growth

•	Positive operating leverage helped drive improvement in the efficiency ratio of 181 basis points from prior year and 183 basis points on an Underlying basis*
•	Achieved 14.1% ROTCE in the fourth quarter on an Underlying basis*. Full Year 2018 ROTCE improved by 59 basis points from prior year and 327 basis points on an Underlying basis*

•	We returned $1.5 billion to common stockholders in 2018, including dividends and share repurchases, up 31% from 2017

•	Strong CET1 ratio of 10.6% allows for attractive loan growth and continued capital returns to stockholders

•	Remain focused on delivering enhanced returns to stockholders through commitment to continuous improvement and positive operating leverage

*Key Performance Metrics (KPMs) are used by management to gauge our performance and progress over time in achieving our strategic and operational goals and also in comparing our performance against our peers. Underlying results, Adjusted results and Adjusted/Underlying results are considered non-GAAP financial measures and exclude certain notable items, where applicable. Adjusted, Underlying and Adjusted/Underlying KPMs are considered non-GAAP financial measures. For additional information on our use of KPMs and non-GAAP financial measures, see pages 42-43 of our 2018 Annual Report on Form 10-K, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Introduction—Key Performance Metrics Used by Management and Non-GAAP Financial Measures” and pages 102-110 of our 2018 Annual Report on Form 10-K, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Metrics, Non-GAAP Financial Measures and Reconciliations” of Part II, Item 7. See Appendix A to this proxy statement for calculations of KPMs and reconciliations of non-GAAP financial measures used herein.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – PROXY SUMMARY

Beyond Our Financial Performance

Our mission is to help our customers, colleagues and communities reach their potential. If we do this well, we will build long-term franchise value and stand out in a crowded banking landscape. We are committed to balancing the need for investments that position us well for the future with the imperative that we deliver consistent earnings growth and attractive returns. Our success through our turnaround phase gives us confidence in our future, as we seek to become a top-performing bank.

•

We continue to exercise strong financial discipline, with a mindset of continuous improvement that has delivered efficiencies to self-fund investments and strategic initiatives to better serve customers and grow revenues. We have utilized new technologies to deliver more effective service at lower costs.

•	We’ve gained additional momentum on fee income growth initiatives with expanded capabilities in key businesses, including Capital & Global Markets, Mortgage, Wealth and Treasury Solutions.

•	We’ve delivered disciplined execution against enterprise-wide initiatives like our Tapping Our Potential (“TOP”) and Balance Sheet Optimization programs.

•	We’ve made strong progress on advancing strategic capabilities using digital technologies and Fintech partnerships to create better experiences for our customers.

•	We are committed to attracting high caliber talent in order to further strengthen the senior leadership team while developing existing leaders and talent.

•	We’ve enhanced our customer-centric culture, with a goal to achieve a peer-leading customer, colleague and community experience.

•

We’ve continued to build a strong risk management culture, which has resulted in an improved control environment, as well as significant progress on our regulatory agenda, including meeting heightened regulatory standards and expectations. We received a non-objection to our Comprehensive Capital Analysis and Review (“CCAR”) submission for the fourth year in a row.

While we recognize there is much remaining to achieve, these milestones signify meaningful progress towards becoming a top-performing bank. We believe we have the vision, strategy, leadership, capabilities and talent to continue to deliver strong performance and to continue to meet rising stockholder expectations.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – PROXY SUMMARY

COMPENSATION HIGHLIGHTS

How Do We Determine Compensation?

•   Overall funding for variable compensation is determined based on a number of performance factors, including financial and risk performance, progress against strategic initiatives, performance relative to peers (including relative performance improvement), and percentage of pre-tax, pre-incentive profit.

•   The Board’s independent Compensation and Human Resources Committee (“Compensation Committee”) determines executive compensation based on an evaluation of Company, business/function and individual performance, through the use of a scorecard reflecting various performance dimensions.

How Do We Pay Our Executives?

•   Executive pay mix is aligned with stockholder interests by delivering 60%-70% of variable compensation in the form of long-term awards.

•   70% of long-term awards are granted in the form of performance stock units with a three-year performance period for our CEO, CFO, and the heads of our Commercial and Consumer businesses.

How Do We Address Risk?

•   The risk performance of our executives is assessed annually by our Chief Risk Officer and the results of that assessment are considered in determining pay.

•   Incentive plan governance requires approval by all control partners for plan changes (including risk, legal, human resources, and finance) and an independent risk review of our plans is conducted every three years (in addition to annual internal review).

•   We maintain a clawback process, through which events having a material adverse impact on the Company are reviewed for potential impact on compensation.

Why Should You Approve our Say-on-Pay Vote?

•   Since separating from The Royal Bank of Scotland Group plc in 2015, we have aligned our compensation program with US compensation practices, and we remain committed to continually evaluating our program relative to peer and best practices.

•   We believe our compensation program provides an appropriate balance of short-term and long-term compensation, designed to align our executive officers’ interests with those of stockholders.

•   Stockholders overwhelmingly approved the 2017 compensation of our named executive officers, with an approval rate of over 95% of votes cast on the proposal.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Charter and Bylaws provide that the Board shall consist of not less than five nor more than twenty-five directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable only in the case of defaults under the terms of our preferred stock. The Board will fix the exact number of directors from time to time and has currently fixed the number at fourteen. The number of directors will be reduced to twelve following the retirement of Mr. Di Iorio and Mr. Ryan effective at the conclusion of the Annual Meeting. At each annual meeting, directors are elected to hold office for a term of one year expiring at the next annual meeting.

The Board has nominated twelve of the fourteen directors currently serving on the Board for election at the Annual Meeting to serve until the 2020 annual meeting or until their respective successors are duly elected and qualified. If any nominee is unable to serve as a director, the Board may reduce, by resolution, the number of directors or choose a substitute nominee. We are not aware of any nominee who will be unable to or will not serve as a director.

Our Bylaws provide for the election of directors by a majority of the votes cast in an uncontested election. This means that the twelve individuals nominated for election to the Board must receive more “FOR” than “AGAINST” votes (among votes properly cast in person, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card, your shares will be voted for the election of the twelve nominees recommended by the Board unless you choose to vote against any of the nominees or abstain from voting. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. If the election of directors is a contested election, directors are elected by a plurality of the votes cast.

Our Bylaws also provide that directors may be removed, with or without cause, by an affirmative vote of shares representing a majority of the outstanding shares then entitled to vote at an election of directors. Any vacancy occurring on our Board and any newly created directorship may be filled only by a vote of a majority of the remaining directors in office.

Biographical information about the nominees for director, including information about their qualifications to serve as a director, is set forth below.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

    Nominees

Bruce Van Saun	Age: 61
Chairman and Chief Executive Officer, Citizens Financial Group, Inc.	Director Since: 2013 Committees: Executive (Chair); Equity

Experience, Skills and Qualifications

•  Executive in the financial services industry with over 30 years experience

•  Extensive financial background and service on the boards of other public companies

•  Additional role as our Chief Executive Officer brings management’s perspective to Board deliberations and provides valuable information about the status of day-to-day operations

Background

Mr. Van Saun joined the Company as Chairman and CEO in October 2013 and also serves on the board of our primary subsidiary Citizens Bank, N.A. (“CBNA”). He previously served as The Royal Bank of Scotland Group plc Finance Director and was a member of its board of directors (from 2009 to 2013).

From 1997 to 2008, Mr. Van Saun held a number of senior positions with The Bank of New York Mellon, including Vice Chairman and Chief Financial Officer. Earlier in his career, he held senior positions with Deutsche Bank, Wasserstein Perella Group and Kidder Peabody & Co.

Mr. Van Saun currently serves on the board of directors of Moody’s Corporation (since 2016). He also serves on the boards of the Federal Reserve Bank of Boston (since January 2019) and the Bank Policy Institute (since October 2018). He is a member of The Clearing House supervisory board (since 2013), and serves on the boards of Jobs for Massachusetts and the Partnership for Rhode Island. Previous directorships held by Mr. Van Saun in both the United Kingdom and United States include Lloyds of London (from 2012 to 2016), the Federal Advisory Council (from 2016 to 2018) and the National Constitution Center (from 2015 to January 2019).

Mr. Van Saun received a B.S. in Business Administration from Bucknell University in 1979 and an M.B.A. in Finance and General Management from the University of North Carolina in 1983.

Mark Casady Retired Chairman and Chief Executive Officer, LPL Financial Holdings, Inc.	Age: 58
Director Since: 2014 Committees: Risk
Experience, Skills and Qualifications

•  Compliance and risk experience as an executive in the financial services industry and service on the board of governors of Financial Industry Regulatory Authority (FINRA)

•  Expertise in the area of wealth management and brokerage, including experience while Chairman and Chief Executive Officer of LPL Financial Holdings, Inc.

• Knowledge of data management and analysis through his role at Vestigo Ventures and technology and innovation through his service on the board of Eze Software Group

Background

Mr. Casady was Chairman and Chief Executive Officer of LPL Financial Holdings, Inc. until his retirement in 2017. He joined LPL Financial as Chief Operating Officer in 2002, became President in 2003 and Chairman and Chief Executive Officer at the end of 2005.

Before joining LPL Financial, Mr. Casady was managing director of the mutual fund group for Deutsche Asset Management, Americas - formerly Scudder Investments which he joined in 1994. In 2016, he co-founded Vestigo Ventures which focuses on financing FinTech start-ups. He is general partner and chairman of the advisory board.

Mr. Casady currently serves on the board of JobCase, Inc. (since 2018) and is Chair of Copal Tree brands (since November 2018). He previously served on the board of Eze Software Group (from 2013 to 2018), the Financial Industry Regulatory Authority (FINRA) Board of Governors (from 2009 to 2014) and is former Chairman of the Insured Retirement Institute. He also serves on the board of our primary subsidiary CBNA.

Mr. Casady received a B.S. from Indiana University and his M.B.A. from DePaul University.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Christine M. Cumming Retired First Vice President and Chief Operating Officer, Federal Reserve Bank of New York	Age: 66 Director Since: 2015 Committees: Risk

Experience, Skills and Qualifications

•  Seasoned bank regulatory executive with over 35 years at the Federal Reserve Bank of New York (“FRBNY”), including serving as First Vice President and Chief Operating Officer

•  Extensive background in risk management, technology, monetary policy and bank supervision

•  Experience in crisis management as chair of the Cross-Border Crisis Management Group for the Resolution Steering Group of the G-20’s Financial Stability Board

Background

Until her retirement in 2015, Ms. Cumming was First Vice President of the FRBNY, its second highest ranking officer, and served as its Chief Operating Officer, as well as an alternate voting member of the Federal Open Market Committee.

Previously, Ms. Cumming was Executive Vice President and Director for the Research and Market Analysis Group and senior vice president for the Bank Supervision Group responsible for the Bank Analysis and Advisory and Technical Services Functions. She also chaired the Cross-Border Crisis Management Group, which coordinated recovery and resolution planning for large, global financial institutions for the Resolution Steering Group of the G-20’s Financial Stability Board.

Ms. Cumming currently serves on the board of American Family Insurance Mutual Holding Company (since 2016), MIO Partners, Inc. (since February 2018) and the Financial Accounting Foundation (since 2016) and teaches part time at Colombia University and Rutgers University. She also serves on the board of our primary subsidiary CBNA.

Ms. Cumming holds both a B.S. and Ph.D in economics from the University of Minnesota.

William P. Hankowksy	Age: 67 Director Since: 2006 Committees: Audit; Compensation
Chairman, President and Chief Executive Officer, Liberty Property Trust

Experience, Skills and Qualifications

•  Extensive business and management expertise, particularly in the real estate sector as Chief Executive Officer of Liberty Property Trust and as President of the Philadelphia Industrial Development Corporation

•  Service on the boards of other public companies and numerous non-profit entities

Background

Mr. Hankowsky is the Chairman, President & CEO of Liberty Property Trust. He joined Liberty in January 2001 as Chief Investment Officer and was responsible for refining the company’s corporate strategy and investment process. In 2002, he was named President, and in 2003, was appointed Chief Executive Officer and elected Chairman of Liberty’s board of trustees. Prior to joining Liberty, Mr. Hankowsky served for 11 years as President of the Philadelphia Industrial Development Corporation.

Mr. Hankowsky currently serves on the boards of Aqua America Inc. (since 2004), Delaware River Waterfront Corporation, Greater Philadelphia Chamber of Commerce, Philadelphia Convention and Visitors Bureau, Pennsylvania Academy of the Fine Arts, Philadelphia Shipyard Development Corporation and United Way of Greater Philadelphia and Southern New Jersey. He also serves on the board of our primary subsidiary CBNA.

Mr. Hankowsky received a B.A. in economics from Brown University.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Age: 71 Director Since: 2009 Committees: Audit; Nominating & Corporate Governance
Howard H. Hanna III Chairman and Chief Executive Officer, Hanna Holdings, Inc.

Experience, Skills and Qualifications

•  Extensive business and management expertise, particularly in the real estate and mortgage origination sectors

•  Compliance and regulatory experience serving on the board of directors of the Federal Reserve Bank of Cleveland’s Pittsburgh office

•  Service on the boards of other financial institutions including Equibank and National City Pennsylvania Bank

Background

Mr. Hanna is the Chairman and Chief Executive Officer of Hanna Holdings, Inc., which is a real estate company providing real estate, mortgage, title and insurance services.

Mr. Hanna currently serves as the Chair of the Children’s Hospital of Pittsburgh Board of Trustees and is a member of the hospital’s Foundation Board and Finance and Investment Committee. He also serves on the boards of LaRoche College, the Katz Graduate School of Business Board of Visitors, the University of Pittsburgh, the University of Pittsburgh Medical Center Health System, the Diocese of Pittsburgh Finance Council and the YMCA of Greater Pittsburgh.

Previously, Mr. Hanna served on the board of the Federal Reserve Bank of Cleveland’s Pittsburgh office (from 2007 to 2012). He also serves on the board of our primary subsidiary CBNA.

Mr. Hanna received a B.S. from John Carroll University in 1969.

Age: 72 Director Since: 2014 Committees: Audit; Compensation
Leo I. (“Lee”) Higdon Past President, Connecticut College

Experience, Skills and Qualifications

•  Experienced executive in the financial services industry, including serving as Managing Director and Vice Chairman of Salomon Brothers Inc.

•  Service on the boards of other public companies, including as non-executive Chairman of Encompass Health Corporation and as lead director of Eaton Vance Corporation

•  Experience in academic institutions, including as Past President of Connecticut College, Dean of the Darden Graduate School of Business Administration at the University of Virginia

Background

Mr. Higdon was the President of Connecticut College from 2006 to 2013. He was the President of the College of Charleston from 2001 to 2006. Prior to that, he was the President of Babson College and the Dean of the Darden Graduate School of Business Administration at the University of Virginia. He spent over 20 years at Salomon Brothers Inc, holding various positions, including Managing Director and Vice Chairman.

Mr. Higdon serves on the board of directors of Eaton Vance Corporation (since 2000) where he is currently lead director, and Encompass Health Corporation (since 2004) where he is currently the non-executive Chairman. He serves on the board of Charleston Symphony Orchestra (since August 2016). Mr. Higdon also serves on the board of our primary subsidiary CBNA.

Mr. Higdon received a B.A. in history from Georgetown University and an M.B.A. in Finance from the University of Chicago.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Edward J. (“Ned”) Kelly III Former Chairman, Institutional Clients Group, Citigroup, Inc.	Age: 65
Director Since: 2019
Committees: Compensation; Nominating & Corporate Governance

Experience, Skills and Qualifications

•  Extensive experience in the financial services industry in various roles including Vice Chairman, Chief Financial Officer at Citigroup, Inc. and General Counsel at J.P. Morgan

•  Service on the boards of other public companies including MetLife and CSX Corporation

Background

Mr. Kelly joined our Board on February 1, 2019. Until his retirement in 2014, he was Chairman of Citigroup Inc.’s Institutional Clients Group. He previously served as Chairman of Global Banking from April 2010 to January 2011, and as Vice Chairman of Citigroup from July 2009 to April 2010. He also served as Citigroup’s Chief Financial Officer during 2009, and was previously head of Global Banking and President and Chief Executive Officer of Citi Alternative Investments.

Mr. Kelly currently serves on the board of MetLife and was chairman of the board of directors at CSX Corporation until January 2019. He previously served on the board of XL Catlin (from 2014 to 2018). He also serves on the board of our primary subsidiary CBNA.

Mr. Kelly joined Citigroup in 2008 from The Carlyle Group, a private investment firm, where he was a managing director. Prior to joining Carlyle in 2007, he was a Vice Chairman at PNC Financial Services Group following PNC’s acquisition of Mercantile Bankshares Corporation in 2007. He was Chairman, Chief Executive and President of Mercantile from 2003 to 2007. Before Mercantile, he was at J.P. Morgan where he held various positions including General Counsel and Secretary and managing director within J.P. Morgan’s investment banking business. Prior to joining J.P. Morgan, Mr. Kelly was a partner at the law firm of Davis Polk & Wardwell, where he specialized in matters related to financial institutions.

Mr. Kelly received his J.D. from the University of Virginia School of Law, in 1981 and A.B. from Princeton University in 1975.

Charles J. (“Bud”) Koch	Age: 72 Director Since: 2004 Committees: Risk (Chair); Audit
Retired Chairman, President and Chief Executive Officer, Charter One Financial

Experience, Skills and Qualifications

•  Veteran executive in the financial services industry, particularly in the retail banking sector, including position as Chief Executive Officer of Charter One Financial

•  Regulatory experience from service on the board of the Federal Home Loan Bank (“FHLB”) of Cincinnati

•  Service on the boards of other public companies and academic institutions

Background

Mr. Koch is the retired Chairman and Chief Executive Officer of Charter One Financial and its subsidiary Charter One Bank (“Charter One”). He served as Charter One’s Chief Executive Officer from 1987 to 2004 and as its Chairman from 1995 to 2004, when the bank was acquired by The Royal Bank of Scotland Group plc. Mr. Koch serves on the board of our primary subsidiary CBNA. He also served on the board of directors of our former affiliate, The Royal Bank of Scotland Group plc (from 2004 to 2009).

Mr. Koch has been a director of Assurant Inc. since August 2005, and is currently a member of the Assurant Finance and Risk and Compensation Committees. He was a director of the FHLB of Cincinnati (from 1990 through 2018) and was Chairman of the board from 2005 to 2006. His long tenure on the FHLB of Cincinnati board was interrupted twice, for a total of three years, due to term limitations. Mr. Koch serves as a trustee of Case Western Reserve University, and served as its Chairman of the board from 2008 to 2012. He is also a past Chairman of the board of John Carroll University.

Mr. Koch is a graduate of Lehigh University with a B.S. in Industrial Engineering and earned an M.B.A. from Loyola College in Baltimore, Maryland.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Terrance J. Lillis Retired Chief Financial Officer, Principal Financial Group, Inc.	Age: 66 Director Since: 2019 Committees: Audit

Experience, Skills and Qualifications

•  Seasoned executive with 35 years experience in the financial services industry

•  Service as Chief Financial Officer of Principal Financial Group, Inc.

•  Experience in capital allocation, portfolio management and strategic transactions

Background

Mr. Lillis joined our board on February 1, 2019. Until his retirement in 2017, he was the Chief Financial Officer of Principal Financial Group, Inc. He joined Principal in 1982 as an actuarial student and held various senior actuarial, risk management and product-pricing roles through 2008 when he was appointed Chief Financial Officer.

Mr. Lillis currently serves on the board of Mercy Medical Center Board of Directors and is Chair of the Simpson College Board of Trustees. He also serves on the Henry B. Tippie College of Business Advisory Board, the Diocese of Des Moine and Catholic Charities Finance Council and the board of Principal International-Mexico. Mr. Lillis also serves on the board of our primary subsidiary CBNA. He is a member of the American Academy of Actuaries and a Fellow of the Society of Actuaries.

Mr. Lillis received a bachelor’s degree from Simpson College after serving in the U.S. Army in the Republic of Korea and an M.S. degree in actuarial science from the University of Iowa in 1982.

Shivan Subramaniam Retired Chairman and Chief Executive Officer, FM Global	Age: 70 Director Since: 2005 Committees: Nominating & Corporate Governance (Chair); Risk; Executive

Experience, Skills and Qualifications

•  Extensive business and management expertise, including serving as Chairman and Chief Executive Officer of FM Global

•  Expertise in the Insurance sector with over 40 years industry experience

•  Service on the boards of directors of FM Global, Lifespan Corporation and LSC Communications

Background

Mr. Subramaniam was Chairman of Factory Mutual Insurance Company, a commercial and industrial property insurer from 2002 until December 2017 and retired from the board in April 2018. He also served as President and Chief Executive Officer from 1999 until his retirement at the end of 2014. Previously, he served as Chairman and Chief Executive Officer at Allendale Insurance, a predecessor company of FM Global. Elected president of Allendale in 1992, he held a number of senior-level positions in finance and management after joining the company in 1974.

Mr. Subramaniam serves on the board of directors of LSC Communications (since October 2016) and Lifespan Corporation (since December 2006). He is also a director of the Rhode Island Public Expenditure Council. He also serves on the board of our primary subsidiary CBNA.

Mr. Subramaniam received a bachelor’s degree in mechanical engineering from the Birla Institute of Technology, Pilani, India, and two master’s degrees—one in operations research from the Polytechnic at New York University, and another in management from the Sloan School of Management at the Massachusetts Institute of Technology.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Wendy A. Watson Retired Executive Vice President, Global Services, State Street Bank & Trust Company	Age: 70 Director Since: 2010 Committees: Audit (Chair); Compensation; Risk

Experience, Skills and Qualifications

•  Experienced executive in the financial services industry and extensive financial background, including serving as Executive Vice President, Global Services for State Street Bank & Trust Company

•  Fellowship with the National Association of Corporate Directors and credentials as a CPA and Certified Fraud Examiner

•  Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization

Background

Until her retirement in 2009, Ms. Watson was the Executive Vice President, Global Services for State Street Bank & Trust Company which she joined in 2000. Prior to that, she was with the Canadian Imperial Bank of Commerce where she served as Head of the Global Private Banking and Trust business and President & Chief Executive Officer, CIBC Finance. She also served as Chief Information Officer and as Head of Internal Audit for Confederation Life Insurance Company in Toronto.

Ms. Watson serves as a director of the Independent Order of the Foresters Life Insurance Company (since 2013) and MD Private Trust, a subsidiary of MD Financial Holdings (since 2015). She previously served on the boards of MD Financial Holdings (CMA Holdings) Canada and DAS Canada Insurance Company, a subsidiary of Munich Re (from 2010 to 2018). She serves on the Community Service Committee of Boston Children’s Hospital and the Advisory Board of Empathways. Ms. Watson also serves on the board of our primary subsidiary CBNA.

Ms. Watson is a magna cum laude graduate of McGill University in Montreal with a Bachelor of Commerce degree with majors in Accounting and Law.

Marita Zuraitis Director, President and Chief Executive Officer, The Horace Mann Companies	Age: 58 Director Since: 2011 Committees: Risk

Experience, Skills and Qualifications

•  Seasoned executive in the financial services industry including experience as Chief Executive Officer of The Horace Mann Educators Corporation

•  Expertise in the Insurance sector with over 30 years industry experience

•  Service on the boards of other companies and academic institutions

Background

Ms. Zuraitis is Director, President and Chief Executive Officer of The Horace Mann Educators Corporation. Prior to joining Horace Mann in May 2013, she served as Executive Vice President and a member of the Executive Leadership Team for The Hanover Insurance Group, Inc. While at The Hanover Insurance Group, Ms. Zuraitis served as President, Property and Casualty Companies, a position she held since 2004. Previously, she was President and Chief Executive Officer, Commercial Lines for The St. Paul Travelers Companies.

Ms. Zuraitis serves as a member of the board of trustees for the American Institute for Chartered Property and Casualty Underwriters, and has been a member of the executive and the compensation committees since 2009, currently serving as vice chair. She also serves on the board of directors of our primary subsidiary CBNA. Ms. Zuraitis is a past chair of the board of trustees for NCCI Holdings, Inc., a provider of workers’ compensation data analytics and a past member of the board of Worcester Academy in Worcester, Massachusetts.

Ms. Zuraitis is a graduate of Fairfield University.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

BOARD GOVERNANCE AND OVERSIGHT

The following sections provide an overview of our board governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our Board operations.

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines which set forth a flexible framework within which our Board, assisted by Board committees, directs our affairs. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, Board and Board committee evaluations, compensation of directors, management succession and review, Board committees and selection of new directors.

Our Corporate Governance Guidelines are available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

The charters for each of the Audit, Compensation, Nominating and Corporate Governance, Risk and Executive Committees are also available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

Our Board has also adopted a Code of Business Conduct and Ethics (the “Code”), which sets forth key guiding principles concerning ethical conduct and is applicable to all of our directors, officers and employees. The Code addresses, among other things, conflicts of interest, protection of confidential information and compliance with laws, rules and regulations, and describes the process by which any concerns about violations should be reported.

The Code is available on the corporate governance section of our website at www.citizensbank.com/investor-relations. You may also obtain a copy, free of charge, by writing to our Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut 06901. Any amendments to the Code, or any waivers of its requirements, will be disclosed on our website.

Board Composition

When considering whether directors and director nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience. This includes leadership, character, financial literacy, judgment, independence, diversity and key skills. We believe that our directors represent an appropriate and diverse mix of backgrounds, experience and skills relevant to the size and nature of our business.

The following key facts reflect the composition, skills and experience of the Board following the retirement of Mr. Di Iorio and Mr. Ryan effective at the conclusion of the 2019 Annual Meeting.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Board Selection and Refreshment

Our Board has delegated responsibility for the review and recommendation of director nominees to the Nominating and Corporate Governance Committee. Upon the Nominating and Corporate Governance Committee’s recommendation, a slate of directors is nominated by the Board and submitted to a stockholder vote annually. The Nominating and Corporate Governance Committee will also review and recommend candidates for the Board as vacancies or newly created positions occur.

Considerations

The Nominating and Corporate Governance Committee will consider for nomination persons who have demonstrated leadership, have experience or relevant knowledge, time availability and commitment, the highest character, reputation and integrity, analytical and critical thinking skills, financial literacy, risk management and other business experience and acumen, the ability to work as a team constructively in a collegial environment and who exhibit independent thought and judgment.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Recommendations

In making its recommendations for Board and committee membership, the Nominating and Corporate Governance Committee shall review the: (i) candidates’ qualifications for membership on the Board or committee (including their independence taking into account the enhanced independence, financial literacy and financial and risk management expertise standards that may be required under law, regulation or New York Stock Exchange rules for committee membership purposes); (ii) candidates’ performance and professional responsibilities; and (iii) composition of the Board and its committees considering issues of judgment, skills and expertise, background and experience, and diversity with respect to age, gender and ethnicity.

Review

In recommending the re-nomination of directors to the Board or a committee, the Nominating and Corporate Governance Committee evaluates current directors, including assessing such directors’ performance and reassessing their independence and expertise. Periodically, the Committee will review the composition of the Board and its committees in light of the current challenges and needs of the Board and the Company.

New candidates may be identified to serve on the board of directors through recommendations from independent directors or members of management, search firms or other sources, and stockholders. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the committee as a whole, one or more members of the committee, or one or more other board members, and discussions within the committee and the full board of directors.

In preparation for the retirements of Mr. Di Iorio and Mr. Ryan, the Board engaged a highly regarded leadership consulting firm, Spencer Stuart, to assist in identifying and evaluating potential new Board members. After a review of a range of highly qualified candidates by the Nominating and Corporate Governance Committee based on the criteria outlined above, the Nominating and Corporate Governance Committee submitted their recommendations to the Board and Mr. Lillis and Mr. Kelly were appointed effective February 1, 2019.

Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, 600 Washington Boulevard, Stamford, Connecticut 06901. Stockholders must propose nominees for consideration by the Nominating and Corporate Governance Committee in accordance with the procedures and other requirements set forth in our Bylaws. See “Information for Stockholders—2020 Annual Meeting and Stockholder Proposals.”

While all of our directors meet the requirements of our Corporate Governance Guidelines, in recommending the re-nomination of directors to the Board, the Nominating and Corporate Governance Committee reviews, among other things, all outside directorships on a facts and circumstances basis to determine whether simultaneous service on other boards could impair a director’s ability to effectively serve on our Board. Mr. Hankowsky is an active CEO and Chairman of a public company and sits on two additional public company boards, including ours. In considering

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Mr. Hankowsky’s re-nomination, the Nominating and Corporate Governance Committee reviewed his (i) geographic proximity to and length of tenure on his other boards; (ii) locality to a key area of the Citizens footprint; (iii) real estate and financial services industry expertise; (iv) leadership and management experience; and (v) attendance, performance and contributions to our Board. Based upon its review, the Nominating and Corporate Governance Committee has determined that Mr. Hankowsky’s outside directorships do not impair his effectiveness as a director and valuable member of our Board.

Director Independence

As a part of its listing standards, the New York Stock Exchange (“NYSE”) has adopted certain criteria that determine director independence. As an NYSE-listed company, our Board utilizes these criteria to determine our director independence. Under the NYSE rules, the Board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with the Company, including the potential for conflicts of interest, when determining director independence. In addition, the Board considers whether the Company or one of its subsidiaries has a lending relationship, deposit relationship, or other banking or commercial relationship with a director, an immediate family member, or an entity with which the director or a family member is affiliated by reason of being a director, an officer or a significant stockholder thereof. Any such relationship must meet the following criteria: (i) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (ii) with respect to extensions of credit by the Company or its subsidiaries to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Federal Reserve Regulation O and Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (b) no event of default has occurred and is continuing beyond any period of cure.

To assist the Board in its determination of director independence, the Nominating and Corporate Governance Committee annually evaluates each prospective and incumbent director using the foregoing standards and such other factors as the Nominating and Corporate Governance Committee deems appropriate, and makes a recommendation to the Board regarding the independence or non- independence of each such person. As a part of this evaluation process, the Nominating and Corporate Governance Committee considers all relevant facts and circumstances and, in particular, the independence requirements of the Securities Exchange Commission (“SEC”) and the NYSE. Banking relationships with the Company or any of its subsidiaries (including deposit, investment, lending, fiduciary) that are conducted in the ordinary course of business on substantially the same terms and conditions as are otherwise available to non-affiliated customers for comparable transactions are not considered material in determining independence.

We have determined that each of Mr. Casady, Ms. Cumming, Mr. Di Iorio, Mr. Hankowsky, Mr. Hanna, Mr. Higdon, Mr. Kelly, Mr. Koch, Mr. Lillis, Mr. Ryan, Mr. Subramaniam, Ms. Watson and Ms. Zuraitis is an independent director within the meaning of the applicable rules of the SEC and NYSE. In addition, we have determined each Committee member meets the independence and expertise requirements within the meaning of the applicable rules of the SEC and NYSE for the Committees on which they serve. For further information see “Corporate Governance – Board Governance and Oversight – Committees of the Board.”

Board Leadership

The Company’s Corporate Governance Guidelines provide that our Chief Executive Officer shall serve as Chairman of the Board, while an independent director shall serve as Lead Director. Given the significant duties designated to our independent Lead Director, the Board’s view is that having a

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

combined Chairman and Chief Executive Officer enables it to (i) provide efficient and effective governance and leadership to the Company, (ii) be apprised of current risks and issues that may impact the Company in a timely manner, and (iii) present a single point of leadership to all Company stakeholders. Accordingly, the Board has determined that a combined Chairman and Chief Executive Officer position, with an independent Lead Director, is the most appropriate Board leadership structure for the Company.

The Board periodically reviews its leadership structure in light of the composition of the Board, the needs of the Company and its stockholders, peer company practices, and other factors and retains the flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any manner that serves the best interests of the Company.

The Lead Director is an independent director designated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee.

Key responsibilities of the Lead Director:

Preside at Board and stockholder meetings where the Chairman is not present, including executive sessions of the independent directors	Serve as a liaison, facilitating communication between independent directors and the Chairman	Provide advice and guidance to the Chairman on board leadership, executive management and corporate strategy matters	Review and approve agendas/agenda planners and materials for Board meetings in coordination with the Chairman, adding items to the agenda as appropriate

Call meetings of the independent directors as required	Communicate with major stockholders and regulators upon request	Be an independent advocate and ensure accountability to investors when potential conflicts of interest arise between management and investors	Together with the Chair of the Compensation Committee discuss the Board’s annual evaluation of the CEO’s performance with the CEO

Currently, Mr. Van Saun serves as our Chairman of the Board and Chief Executive Officer and Mr. Ryan serves as our Lead Director. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has designated Mr. Subramaniam to serve as Lead Director upon Mr. Ryan’s retirement following the conclusion of the Annual Meeting.

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our board of directors held ten meetings during fiscal 2018. No member attended fewer than 75% of the Board and committee meetings on which the member sits. All directors are expected to attend our annual meetings. Ten of our twelve directors serving during 2018 attended the annual meeting held April 26, 2018. The 2019 Annual Meeting is the Company’s fifth annual meeting since becoming a public company during fiscal 2014.

Executive Sessions of Our Non-Employee Directors

The Company’s non-employee directors, who are all independent, participate in regularly scheduled executive sessions in which management does not participate. Our Lead Director, currently Mr. Ryan, presides at each executive session. Interested persons may make their concerns known directly to Mr. Ryan, his successor or the non-employee directors as a group by submitting their written correspondence to the Company’s Corporate Secretary located at 600 Washington Boulevard, Stamford, Connecticut 06901. The Corporate Secretary may facilitate such direct communication to

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

the Lead Director or the non-employee directors as a group by reviewing, sorting and summarizing such communications.

Board, Committee and Director Evaluations

The Board, led by the Nominating and Corporate Governance Committee, conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Under each committee’s charter, the committee evaluates and assesses its performance, skills and resources required to meet its obligations under its charter at least annually. In addition, all directors complete a self-evaluation. At least every three years, an independent party is used to conduct the Board and committee evaluations.

Results of the evaluations are then presented to the Board and its committees and used to determine actions designed to enhance the operations of the Board and its committees going forward. Periodically, the Board will also complete peer evaluations. The results of all peer evaluations are reviewed by the Chair, Lead Director and Chair of the Nominating and Corporate Governance Committee. In addition, each director receives a copy of their individual report. The following outlines our annual evaluation cycle:

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Board Education

Each of our Board members participates in an annual training and continuing education program which includes both full board training and board committee training. An annual schedule is developed, with input from the directors, which covers a broad range of topics to enhance and strengthen the skills, knowledge and competencies of directors, individually and collectively. Examples of such topics include cybersecurity, crisis management, regulatory developments, corporate governance, anti-money laundering and industry trends. The program encompasses presentations from internal and external speakers as well as site visits to key locations and regular meetings with management. In addition, directors are encouraged to avail themselves of educational programs offered through recognized independent providers.

Board’s Role in Strategy

The Board is responsible for guiding and ultimately approving the strategic direction of the Company and overseeing execution of the Company’s strategic plan. Every year the Board holds an offsite meeting dedicated to reviewing the Company’s long-term strategy which includes detailed discussions with management, investors, securities analysts and industry experts. In addition, the Board assesses the Company’s strategic, competitive and financial performance at each of its meetings to ensure continued alignment to the long-term strategy.

Board’s Role in Risk Oversight

The Board is responsible for oversight of the Company’s internal controls and risk management framework. This oversight generally requires evaluation of management’s systems of internal control, financial reporting and public disclosure, ensuring the accuracy and completeness of financial results, review and approval of the Company’s enterprise-wide risk management governance framework and ensuring that risks to the Company are properly managed. The Board has delegated certain risk oversight duties to the Risk Committee and, with respect to financial controls, the Audit Committee. The Board receives independent reports from both the Audit Committee and the Risk Committee at each of its meetings.

While each of the Audit and Risk Committees play a role in the oversight of risk, it is the Risk Committee which serves as the primary point of contact between the Board and the management-level committees that have responsibility for risk management. See “Corporate Governance—Board Governance and Oversight—Committees of the Board.”

Under its charter, the Risk Committee is responsible for overseeing the design, implementation and operation of the Company’s enterprise-wide risk management governance framework with respect to funding and liquidity risk, credit risk, market risk, strategic risk, business risk, reputation risk, operational risk, model risk and pension risk. The Risk Committee reviews and, as it deems appropriate, recommends to the Board the design and implementation of the Company’s risk strategy and policy, risk appetite framework and specific risk appetites and limits.

Under the oversight of the Risk Committee, the Company operates an enterprise-wide risk management framework which sets standards and provides guidance for the identification, assessment, monitoring and control of material risks that affect or have the potential to affect the value for our stockholders, customers and colleagues and the safety and soundness of the Company. The framework sets forth the risk governance model that operates within the Company and outlines the responsibilities of the Board and its committees, executive officers, colleagues and oversight committees with respect to risk governance, supervision and internal control systems.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Our cybersecurity program is overseen by both the Audit and Risk Committees. The Audit Committee is responsible for overseeing our cybersecurity program under its risk oversight responsibilities as it relates to financial controls. The Risk Committee is responsible for oversight of management of cybersecurity risk consistent with the Company’s enterprise-wide risk management governance framework. Both the Audit and Risk Committees receive regular reporting on cybersecurity and as cyber threats continue to evolve, under their oversight, we continually seek to enhance our layers of defense.

We remain committed to building and maintaining a strong risk management culture throughout the Company and believe having an ethical culture that extends through every layer of the Company is foundational to delivering the best possible banking experience for our customers and a great workplace for our colleagues. Our Conduct Office, overseen by the Audit Committee, has oversight responsibility for monitoring the behavior of our colleagues in relation to our Code of Business Conduct and Ethics, Sales Practices and other key policy considerations on a Company-wide basis.

Committees of the Board

Our Board has six standing committees. Four of these committees (Audit, Compensation, Nominating and Corporate Governance and Risk) meet on a regular basis. The Executive Committee meets as needed and is composed of our Chairman and Chief Executive Officer, our Lead Director and the Chair of our Nominating and Corporate Governance Committee. The Executive Committee may act on behalf of the Board and reports its actions to the full Board. The Equity Committee is composed of our Chairman and Chief Executive Officer and acts as needed to make equity grants (subject to certain limitations determined by the Compensation Committee) between annual grant cycles and reports its actions to the Compensation Committee. See “Compensation Matters—Compensation Discussion and Analysis—Process for Approval of Equity Grants.” In carrying out their duties, each committee of the Board is authorized to select, retain, terminate and approve fees and other retention terms of independent legal or other advisors as it deems appropriate without seeking approval of management or the Board. The following table shows the current members of each of the four primary standing committees and the number of meetings held during fiscal 2018.

Director	Audit	Compensation	Nominating & Corporate Governance	Risk

Mark Casady

Christine M. Cumming

Anthony Di Iorio

William P. Hankowsky

Howard W. Hanna III

Leo I. Higdon

Edward J. Kelly III*

Charles J. Koch

Terrance J. Lillis*

Arthur F. Ryan

Shivan Subramaniam

Wendy A. Watson

Marita Zuraitis

Number of meetings	14	7	4	7

Committee member
«	Committee chair
*	Committee appointments effective April 1, 2019

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

The Audit Committee reviews and, as it deems appropriate, recommends to our Board our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. The Audit Committee is also directly responsible for the appointment, compensation, retention and evaluation of the qualifications, independence, performance of our independent public auditors.

Each member of the Audit Committee meets the independence requirements of the NYSE and is financially literate, and each member of the Audit Committee is an independent director under Rule 10A-3 under the Exchange Act. In addition, each member of the Audit Committee is an audit committee financial expert.

The Audit Committee charter is available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

Audit Committee

Members:
Wendy A. Watson (Chair)
Anthony Di Iorio
William P. Hankowsky
Howard W. Hanna III
Leo I. Higdon
Charles J. Koch
Terrance J. Lillis*

Meetings held in 2018: 14

*Effective April 1, 2019

The Compensation Committee is responsible for, among other things, reviewing and approving our overall compensation philosophy, determining the compensation of our executive officers and directors, administering our incentive and equity- based compensation plans, and talent and succession planning, as described in further detail in the Compensation Discussion and Analysis.

Each member of our Compensation Committee meets the independence requirements of the NYSE and Rule 10C-1 of the Exchange Act and is a “non-employee director” under Exchange Act Rule 16b-3. If, at any time, any director serving on the Compensation Committee does not meet the “non-employee director” requirements of Exchange Act Rule 16b-3, the Compensation Committee will delegate to a special Section 16b-3 subcommittee consisting of those Compensation Committee members who meet such requirements the authority to approve grants of equity-based compensation subject to Section 16(b) of the Exchange Act. Compensation Advisory Partners, LLC provides guidance and advice to the Compensation Committee on compensation-related matters. See “Compensation Matters—Compensation Discussion and Analysis—Executive Compensation Governance—Role of Compensation Consultants.”

The Compensation Committee charter is available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

Compensation Committee

Members:
Arthur F. Ryan (Chair)
William P. Hankowsky
Leo I. Higdon
Edward J. Kelly III*
Wendy A. Watson

Meetings held in 2018: 7

*Effective April 1, 2019

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

The Nominating and Corporate Governance Committee reviews and, as it deems appropriate, recommends to the Board policies and procedures relating to director and board committee nominations and corporate governance policies. It also oversees the development and implementation of the Board annual training and continuing education program and annual Board and committee self-evaluation process.

Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE.

The Nominating and Corporate Governance Committee charter is available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

Nominating & Corporate Governance Committee

Members:
Shivan Subramaniam (Chair)
Anthony Di Iorio
Howard H. Hanna III
Edward J. Kelly III*
Arthur F. Ryan

Meetings held in 2018: 4

*Effective April 1, 2019

The Risk Committee reviews and, as it deems appropriate, recommends to the Board the design and implementation of our risk strategy and policy, risk appetite framework and specific risk appetites and limits. The Risk Committee also oversees our risk management function, our enterprise risk management governance framework and reviews the due diligence of any proposed strategic transaction. In addition, the Risk Committee oversees the Chief Risk Officer and the internal risk management function of the Company.

Each member of the Risk Committee meets the independence requirements of the NYSE. Mr. Koch qualifies as an expert, as required by federal banking regulations, having the experience in identifying, assessing and managing large, complex financial firms’ risk exposures relevant to the Company’s particular risks and commensurate with the Company’s structure, risk profile, complexity, activities and size. As required by the Risk Committee charter, the chair of the committee, Mr. Koch, is also a non-executive director who meets the criteria for independence specified by the Federal Reserve Board’s Enhanced Prudential Standards (12 CFR 252.33(a)(4)(ii)).

The Risk Committee charter is available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

Risk Committee

Members:
Charles J. Koch (Chair)
Mark Casady
Christine M. Cumming
Shivan Subramaniam
Wendy A. Watson
Marita Zuraitis

Meetings held in 2018: 7

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee who served during 2018 are current or former officers or employees of the Company or any of our subsidiaries. No Company executive officer served on the compensation committee of another entity that employed an executive officer who also served on our Board. No Company executive officer served as a director of an entity that employed an executive officer who also served on our Compensation Committee.

Talent Management and Succession Planning

At least annually, the Compensation Committee reviews the Company’s talent management and succession plan, including with respect to Chief Executive Officer and other executive positions. This includes the review and evaluation of development plans for potential successors to the Chief Executive Officer role and other key positions.

Developing talent at all levels is a priority for the Company. We have two programs focused on providing the Board with additional opportunities to interact with senior management, which gives management unique access to the Board and also facilitates a deeper understanding of the organization by the Board. This includes a mentoring program that pairs executives with Board members and informal feedback sessions where directors meet with groups of senior management below the executive level. The Company also offers various talent development programs throughout the organization focused on building leadership and management skills, career development, and other areas.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position

Bruce Van Saun	61	Chairman and Chief Executive Officer

Mary Ellen Baker	60	Executive Vice President and Head of Business Services

Brad L. Conner	57	Vice Chairman, Consumer Banking

Stephen T. Gannon	66	Executive Vice President, General Counsel and Chief Legal Officer

Malcolm Griggs	58	Executive Vice President and Chief Risk Officer

Donald H. McCree III	57	Vice Chairman, Commercial Banking

C. Jack Read	50	Executive Vice President and Controller

John F. Woods	54	Vice Chairman and Chief Financial Officer

Bruce Van Saun
Chairman and Chief Executive Officer

Bruce Van Saun’s biography and related information may be found above under “Corporate Governance—Proposal 1—Election of Directors—Nominees.”

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Mary Ellen Baker
Executive Vice President and Head of Business Services

Mary Ellen Baker has responsibility for Technology, Information and Corporate Security, Property Services, Vendor Management, Enterprise Information, Process Re-engineering and Change Management. Ms. Baker joined the Company in August 2016 from PNC Financial Services Group, Inc. where she most recently held the title of Executive Vice President of Enterprise Services. She previously worked for Bank of America Corporation as Head of Enterprise Resiliency and Corporate Services and Head of Technology and Operations for the Consumer and Small Business Bank. Throughout her career, Ms. Baker has led numerous strategic projects in the areas of technology and operations, including supply chain, risk management, new technology implementation, and crisis response initiatives.

Brad L. Conner
Vice Chairman, Consumer Banking

Brad L. Conner is responsible for Retail Banking, Business Banking, Wealth Management, Home Lending Solutions, Auto Finance and Education Finance, as well as the Consumer Phone Bank and online channels. Before joining the Company in 2008, Mr. Conner was President of JPMorgan Chase & Co.’s Home Equity and Mortgage Home Loan Direct business. He previously oversaw the combined home equity business of Chase and Bank One after the companies merged in 2004, and served as Chief Executive Officer of Chase’s Education Finance businesses. Mr. Conner served as a director for the Rhode Island Public Expenditure Council from 2010 through 2012. Since 2009, he has served on the board of trustees of the Dave Thomas Foundation for Adoption, where he has served as treasurer since 2011, and currently serves on its audit committee and committee for institutional advancement. Mr. Conner currently serves on the board of directors of Amgine Technologies (US), Inc. and is Chairman of the Consumer Bankers Association board of directors, where he has served as a board member since 2011. Mr. Conner has a B.A. and M.B.A. from the University of Arkansas.

Stephen T. Gannon
Executive Vice President, General Counsel and Chief Legal Officer

Stephen T. Gannon is responsible for overseeing our legal department, providing strategic leadership to the management of legal risk and overseeing an integrated legal function which includes regulatory relations and government relations. Prior to joining the Company in August 2014, Mr. Gannon was the Executive Vice President and Deputy General Counsel of Capital One Financial Corporation. In his seven years at Capital One Financial Corporation, Mr. Gannon was responsible for advising on litigation and regulatory matters, transactional and product line matters as well as policy affairs and governance and, in January 2014, was appointed to serve as Market President for Central Virginia. Mr. Gannon was previously the General Counsel—Retail Brokerage Group at Wachovia Securities LLC, a partner and head of the securities litigation practice at LeClair Ryan, P.C., as well as a Staff Attorney and Branch Chief at the Securities and Exchange Commission. Mr. Gannon earned an A.B. in History and a J.D. from Georgetown University.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

Malcolm Griggs
Executive Vice President and Chief Risk Officer

Malcolm Griggs has been Executive Vice President and Chief Risk Officer since April 2016. Mr. Griggs joined the Company in December 2014 as Executive Vice President and Chief Credit Officer. He is responsible for all credit, market, regulatory, compliance and operational risk management for the Company. Prior to joining Citizens, Mr. Griggs was head of business risk and controls for the U.S. Consumer and Commercial Banking business at Citigroup. Mr. Griggs has had a wide range of risk management responsibility over his banking career, including senior risk positions at Morgan Stanley Private Bank, Bank of America, Wachovia, and as the first Chief Risk Officer at Fifth Third Bank. He also served on the national Board of Directors of the Risk Management Association, including serving as Chairman. He currently serves on the Rhode Island Philharmonic Orchestra and RMA Foundation Boards. Mr. Griggs received his undergraduate and law degrees from the University of North Carolina at Chapel Hill.

Donald H. McCree III
Vice Chairman, Commercial Banking

Donald H. McCree III has been Vice Chairman of our Commercial Banking Division since August 2015. Prior to joining the Company, Mr. McCree served in a number of senior leadership positions over the course of 31 years at JPMorgan Chase & Co. and its predecessor companies. Most recently, Mr. McCree was Head of Corporate Banking and Chief Executive Officer of Global Treasury Services at JPMorgan, where he was responsible for providing relationship banking services to commercial clients as well as treasury and trade finance solutions to small businesses, multinational corporations, financial services firms and government entities worldwide. Prior to becoming Head of Corporate Banking, Mr. McCree’s roles at JPMorgan included Head of Global Credit Markets, North American Co-Head of Fixed Income and Head of Wholesale Risk Management. He also served as Head of Treasury and Corporate Development and was based in London for several years, where he served as European Co-Head of Investment Banking and Head of European and Asian Syndicated Finance. Mr. McCree received his B.A. from the University of Vermont.

C. Jack Read
Executive Vice President and Controller

C. Jack Read joined the Company in July 2018 as Executive Vice President and Controller, and assumed the position of Chief Accounting Officer in August 2018. Mr. Read’s responsibilities include oversight of SEC and Regulatory reporting, Corporate Tax, Finance Risk and Sarbanes Oxley. Mr. Read joined the Company from Mitsubishi UFJ Financial Group, Inc. (MUFG), where he served as Managing Director, Head of Operational Risk for the Americas from 2016 to 2018, Head of Financial Operations for the Americas from 2013 to 2015 and Corporate Tax Director from 2010 to 2012. Prior to joining MUFG, Mr. Read was a Managing Director in the Corporate Tax Department at JPMorgan Chase and at Washington Mutual, a predecessor entity. Mr. Read began his career in 1993 with KPMG becoming partner in the Tax Advisory division. Mr. Read holds a J.D. from Temple University Law School and a B.B.A. from the University of Massachusetts at Amherst.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

John F. Woods
Vice Chairman and Chief Financial Officer

John F. Woods joined the Company in February 2017. He assumed the position of Chief Financial Officer in March 2017 and was appointed Vice Chairman in February 2019. Mr. Woods has responsibility for our Financial Planning and Analysis, Controller, Investor Relations, Strategy and Corporate Development, Treasury and Tax functions as well as for the business line finance groups. Mr. Woods joined the Company from Mitsubishi UFJ Financial Group, Inc. (MUFG), where he served as Chief Financial Officer of the MUFG Americas Holdings Corporation, which operates MUFG Union Bank, since 2013. He previously served as Vice Chairman and Chief Financial Officer for the predecessor company of MUFG Union Bank since December 2009. Prior to that, Mr. Woods was Chief Financial Officer of the Home Lending business at JPMorgan Chase and at Washington Mutual, a predecessor entity. Before that he held senior financial positions at the Federal Home Loan Mortgage Corporation (Freddie Mac), including Chief Financial Officer of the Funding & Investment Division and Corporate Controller. Mr. Woods began his financial career in 1986 with Arthur Andersen in Washington, D.C., where he rose to partner in the financial and risk consulting group during his 16 years with the firm. Mr. Woods holds a Bachelor of Science degree in Commerce from the University of Virginia at Charlottesville.

STOCKHOLDER ENGAGEMENT

Stockholder Outreach

Throughout the year we interact and communicate with our stockholders in a number of forums, including quarterly earnings presentations, investor conferences, press releases and SEC filings, stockholder dialogue, our annual report, proxy statement and the annual meeting of stockholders.

On an annual basis, we proactively reach out to our largest stockholders to solicit feedback on corporate governance and executive compensation in order to continue to look for opportunities to enhance our current practices. In 2018, six of our stockholders accepted our invitation to engage in discussions regarding our progress against our strategic plan, key elements of our executive compensation program and our corporate governance practices. We also held discussions with additional stockholders at their request. We were supportive of their feedback and used it to enhance certain practices, for example, we published a statement regarding our commitment to pay equity on our website. Obtaining investor feedback is important to us and feedback received was shared with the Board.

Communications with the Board

Stockholders who wish to contact our Board may send written correspondence, in care of the Corporate Secretary, to Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901. Communications may be addressed to the Lead Director or any alternate director, marked as confidential or otherwise. Communications which are addressed to the Board, an individual director or group of directors will be processed by the Office of the Corporate Secretary. Communications received that discuss business or other matters relevant to the activities of our Board, as determined by the Corporate Secretary, will be distributed to the addressees either in summary form or by delivering a copy of the communication. With respect to other correspondence received by the Company on behalf of one or more directors, the Board has requested that certain items, including the following, not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, resumes and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE

CORPORATE RESPONSIBILITY

Our vision of being a top-performing regional bank is guided by our core values. We believe that good citizens help each other and that when communities prosper, we all thrive. We remain committed to contributing to the health of the community through our customers, colleagues and management of our environmental impact. In 2018 we published our first Corporate Responsibility Report which provides an overview of how we’re putting these commitments to work in serving our customers well, providing our colleagues with a great place to work, strengthening our communities and reducing our environmental impact. Our Corporate Responsibility Report can be found on our website.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a written related person transaction policy pursuant to which our executive officers, directors and significant stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Nominating and Corporate Governance Committee. Subject to certain transactions excluded from the policy, any request for us to enter into a transaction with an executive officer, director, significant stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, is required to be presented to our Nominating and Corporate Governance Committee for review, consideration and approval. All of our directors, director nominees, executive officers and significant stockholders are required to report to our Nominating and Corporate Governance Committee any such related person transaction. In approving or rejecting the proposed transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or perceived conflict of interest of the related person.

Transactions with Executive Officers and Directors

We provide credit facilities from time to time to certain directors and executive officers and their immediate families, as well as their affiliated companies. These credit facilities (i) complied with our Regulation O policies and procedures, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iv) did not involve more than a normal risk of collectability or did not present other features unfavorable to the Company.

Under supplemental retirement arrangements relating to their prior service to Charter One, which we acquired in 2004, Mr. Charles Koch, a director, as well as his brother, Mr. John Koch, are entitled to receive monthly payments. Mr. Charles Koch and Mr. John Koch received approximately $877,500 and $744,900, respectively, under this arrangement during 2018.

Indemnification Agreements

We entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors and executive officers for which indemnification is sought or which is adverse to the Company.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

COMPENSATION MATTERS

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company provides this vote under the federal securities laws (Section 14A of the Securities Exchange Act of 1934) and in recognition of our stockholders’ vote in 2015 recommending that we hold a non-binding, advisory vote on executive compensation each year. Following that vote, the Board affirmed that recommendation and elected to hold future “say-on-pay” advisory votes on an annual basis, until the next stockholder vote on say-on-pay frequency.

With this item, stockholders may submit an advisory vote on the compensation of our CEO and other named executive officers listed in the Summary Compensation Table. We encourage stockholders to review the complete description of our executive compensation programs provided in this proxy statement, including the Compensation Discussion and Analysis and the compensation tables and accompanying narrative, which describe the ways we seek to align the interests of our executives with those of our stockholders.

We ask our stockholders to vote on the following resolution at the Annual Meeting.

RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s executive officers named in the 2018 Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and accompanying narrative).

Although the vote on this proposal is advisory and, therefore non-binding, the Compensation Committee will carefully consider the results of this vote when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program. In particular, the CD&A and the compensation tables that follow focus on the compensation paid to our named executive officers (“NEOs”) with respect to fiscal year 2018. Our NEOs for 2018 are named below:

Name of Executive	Position
Bruce Van Saun	Chairman and Chief Executive Officer
John F. Woods	Vice Chairman and Chief Financial Officer
Donald H. McCree III	Vice Chairman, Commercial Banking
Brad L. Conner	Vice Chairman, Consumer Banking
Malcolm Griggs	Executive Vice President and Chief Risk Officer

Alignment of Pay and Performance

Prior to our initial public offering in September 2014 and subsequent separation from The Royal Bank of Scotland Group plc, our performance had fallen behind peers given balance sheet shrinkage and underinvestment in strategic initiatives, technology and talent over a number of years. Over the past four years, we have addressed many of those challenges and have consistently demonstrated the ability to set a course, develop a plan and execute well, as demonstrated by our ability to meet or exceed analyst expectations for 18 consecutive quarters. Our performance journey is described in further detail in the section titled “Performance Highlights.”

We believe we have turned the corner on performance and are now aiming for excellence, on our way towards becoming a top-performing regional bank. We believe we have built a solid foundation with additional levers available to us for continued performance improvement.

To realize these results, it has been essential for us to effectively attract, retain, and motivate highly capable and experienced executive management and we feel our compensation program has been integral in achieving this goal.

Executive Compensation Philosophy & Principles

The fundamental principles that guide the design and implementation of compensation programs for our NEOs include:

Attract, retain, motivate and reward high-caliber executives to deliver long-term business performance.

Provide alignment between annual and long-term compensation for executives and the Company’s strategic plan.

Support a culture where employees recognize the importance of serving customers well and are rewarded for superior performance.

Encourage the creation of value over the long-term and align the rewards received by executives with returns to stockholders.

Design compensation in a manner that promotes a culture of risk management and accountability.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Review of Compensation Program

Over 95% of the votes cast on the advisory say-on-pay vote conducted at our 2018 annual meeting approved the compensation of our NEOs. Notwithstanding our say-on-pay results in any given year, throughout the year the Compensation Committee’s consultant provides updates regarding executive compensation trends, best practices, and regulatory developments in order to assist the Compensation Committee in determining whether any changes to our executive compensation program should be considered. No significant changes were made to our executive compensation program in 2018.

Highlights of our Pay Practices

We believe our pay practices demonstrate our commitment to alignment with stockholders’ interests and our dedication to maintaining a compensation program supported by strong corporate governance, as exemplified by the following practices:

What We Do	What We Don’t Do

Pay for performance. A significant portion of our executives’ compensation is awarded in the form of awards that are earned based on Company performance.	No single trigger vesting of equity awards or cash payments. We do not provide for any single trigger vesting of equity awards or severance payments upon a change of control, unless there is a qualifying termination of employment.

Bonus funding dependent on our risk performance. Our bonus funding is determined based on a number of factors, including but not limited to, the Company’s risk performance.	Prohibition against hedging and pledging. We prohibit executive officers, employees, and directors from hedging or pledging Company securities.

Pay is subject to clawback. In addition to clawback required by law, we have a broad-based process through which events having a material adverse impact on the Company are reviewed for potential impact on compensation.	No tax gross-ups. We do not offer tax gross-ups on executive benefits other than in connection with our relocation program, which provides a gross-up to all employees receiving this benefit. In addition, we do not provide for excise tax gross-ups upon a change of control.

Robust compensation plan governance. Our compensation plans are subject to a robust governance process that involves review by control partners (including risk, legal, human resources, and finance). The plans are subject to a risk review by the Compensation Committee on an annual basis and a risk review by an independent third party every three years.	Dividend equivalents are not paid on unvested units. Dividend equivalents are accrued but not paid until restricted stock units and performance stock units become vested.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Stock ownership and retention guidelines. Our executives and directors are subject to stock ownership and retention guidelines (CEO - 5x base salary; other executives - 3x base salary; directors - 4x annual cash retainer).	No repricing or exchange of underwater stock options. Our compensation plan does not allow for repricing or buying out underwater options.

Annual say-on-pay vote. We submit our executive compensation to an annual say-on-pay vote in order to elicit regular feedback from stockholders.

Stockholder engagement. We proactively engage with key stockholders in order to elicit their feedback on our corporate governance and compensation practices.

Independent compensation consultant. The Compensation Committee engages an independent compensation consultant, who performs work solely for the committee.

Executive Compensation Program Components

The following table summarizes the principal elements of the compensation program that applied to our NEOs for 2018. Each element is described more fully in subsequent sections of the CD&A.

Element of Pay	Objective	Key Characteristics
Base Salary	To attract and retain talented executives who can effectively lead the organization to achieve our strategic objectives.	Base salaries are reviewed annually and are intended to fairly compensate executives for the position held.

Variable Compensation	To support a culture where employees recognize the importance of serving customers well and are rewarded for their individual contributions and our collective success and to align compensation with stockholders’ interests.	Variable compensation is designed to reward achievement of long-term objectives and annual progress toward those objectives, in a manner that aligns pay with the interests of stockholders and is market competitive. Variable compensation awards for NEOs are determined based on Company, divisional/functional and individual performance, as discussed below in “—Executive Compensation Decisions.” Our variable compensation program is designed to discourage inappropriate risk taking by delivering a balanced portfolio of short-term and long-term awards:

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

	Long-Term Awards	Granted in the form of restricted stock units and performance stock units, long-term awards are intended to tie executive pay to the interests of stockholders and to provide a retention incentive for executives. The value actually realized by executives varies based on stock price movement and other financial performance factors in the case of performance stock units. For the 2018 performance year, 60%-70% of variable compensation was delivered to the NEOs in the form of long-term awards.

	Short-Term Awards	The remaining portion of variable pay for the 2018 performance year was delivered in cash.

Other Benefits	To give executives an opportunity to provide for their retirement and address other specific needs.	Our NEOs are eligible to participate in our Company-sponsored benefit programs, including our broad-based 401(k) plan and employee stock purchase plan, on the same terms and conditions that apply to all of our employees. In addition, we provide certain limited perquisites to our NEOs, which are described in footnote 7 to the 2018 Summary Compensation Table.

Executive Compensation Governance

Role of Compensation Committee

The Compensation Committee is composed solely of independent directors and is responsible for establishing, implementing and monitoring the administration of our executive compensation plans and programs, and approving our executives’ compensation. Among its duties, the Compensation Committee is responsible for determining the compensation of our CEO and, based upon recommendations from the CEO (together with our Chief Human Resources Officer), approving compensation for our other executives. In addition, the Compensation Committee is generally responsible for overseeing our material compensation and benefit plans, recommending to the Board non-employee director compensation, evaluating executive performance, and reviewing talent management and succession plans.

Role of Compensation Consultants

Compensation Advisory Partners, LLC

The Compensation Committee retained Compensation Advisory Partners, LLC (“CAP”) to provide guidance and advice on compensation-related matters during 2018. CAP was directly selected and retained by the Compensation Committee to provide a broad set of services pertaining to the compensation of our executives and our directors. The Compensation Committee does not engage CAP for any additional services outside of executive and director compensation consulting. In

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

connection with CAP’s retention and on an annual basis, the Compensation Committee conducts an assessment of potential conflicts of interest, considering various factors including the six factors mandated by the New York Stock Exchange rules, and no conflicts of interest relating to its services have been identified.

McLagan, AON Hewitt (“McLagan”)

Our management retains McLagan to provide market compensation data, which is referenced by the Compensation Committee when making executive compensation decisions. In addition to our internal review of incentive plans, management engaged McLagan to conduct an independent risk review of our incentive compensation plans during 2018. The Company engages an independent third party to conduct this type of analysis at least once every three years.

Role of Management

Our CEO reviews the performance of each of the other executives, including the NEOs, annually. Following this review, the CEO (together with our Chief Human Resources Officer) makes salary and variable compensation recommendations for executives to the Compensation Committee for review, feedback, and approval. Neither our CEO nor our Chief Human Resources Officer has any role in determining his or her own compensation.

Compensation Peer Group

As part of its decision-making process, the Compensation Committee refers to a peer group of companies for comparisons of compensation and performance. Although the Compensation Committee refers to peer group data in making compensation decisions, it does not target a specific percentile for executive compensation. In determining how to position our compensation relative to peers, the Compensation Committee focuses on how well the Company has performed relative to internal targets and performance improvement relative to peers.

The Compensation Committee’s compensation consultant leads a review of the Company’s compensation peer group on an annual basis, with the Compensation Committee making any adjustments based on the advice of management and its compensation consultant. During its annual review of the peer group, the Compensation Committee considers the size, complexity, and business mix of potential peers, and also considers the banks with which the Company competes for talent. At the time of our 2018 peer group review, the median annual assets of these companies was $140.7 billion (as of the second quarter of 2018), which was comparable to our asset size of $155.4 billion.

The Compensation Committee determined in 2018 that continued use of the following peer group, which is also consistent with our financial peer group, remained appropriate for its reference in making 2018 performance year compensation decisions:

BB&T Corporation	KeyCorp	SunTrust Banks, Inc.

Comerica Corporation	M&T Bank Corporation	Regions Financial Corporation

Fifth Third Bancorp	PNC Financial Services Group	U.S. Bancorp

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Role of Risk Management in Executive Compensation

The Company acknowledges that there are inherent risks associated with executive compensation and has taken a multi-faceted approach to manage those risks, including the following:

Risk-Mitigating Compensation Governance

• Executives are prohibited from hedging and pledging Company securities.

• Our Compensation Committee engages an independent third party to conduct a risk assessment of our incentive compensation plans every three years.

• Equity compensation awards are subject to potential forfeiture or clawback in connection with our Accountability Review Panel process, including as a result of risk-related events.

Compensation Design That Drives a Culture of Risk Management

• Executives are awarded a meaningful portion of their compensation in the form of long-term equity awards.

•  Between 50%-70% of long-term awards for executives are awarded in the form of performance stock units that vest following a three-year performance period depending on achievement against pre-established performance criteria.

• Equity compensation awards do not accelerate in the event of retirement or change of control.

Executives are Subject to an Independent Review of Risk Performance Conducted by our Chief Risk Officer

• The Chief Risk Officer conducts an annual review of executives’ risk performance.

•  Inputs to this review include a risk performance questionnaire designed by the Chief Risk Officer and completed by Risk partners who have worked closely with the executive, audit results, and executives’ self-evaluations against risk objectives.

• The resulting risk score is taken into consideration by the Compensation Committee in determining executives’ compensation.

Executive Compensation Decisions

Base Salary

The base salaries of our executives, including those of our NEOs, are reviewed by the Compensation Committee annually. Executives’ salaries are subject to change at the Compensation Committee’s discretion if, among other reasons, the executives’ responsibilities change materially or there are significant changes in the competitive market environment. No modifications have been made to our NEOs’ salaries for 2019, as the Compensation Committee determined each of their salaries is at a level appropriate for their role. For the amounts of our NEOs’ base salaries earned during 2018, see the “Salary” column of the 2018 Summary Compensation Table below, along with accompanying footnotes.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Variable Compensation

Our Compensation Committee members believe it is important for them to retain discretion to determine overall variable compensation funding as well as individual executive awards, in order to ensure that we continue to build stockholder value while promoting the stability and growth of the Company.

The Compensation Committee exercises structured discretion in making these determinations, with decisions informed by a number of qualitative and quantitative performance metrics across various dimensions. The factors considered by the Compensation Committee represent both objective and subjective considerations, and the Compensation Committee does not favor one measure over another or apply a particular formula or weighting.

The Compensation Committee believes that reviewing multiple dimensions of performance in determining pay facilitates management’s focus on Company performance overall and mitigates the risk of disproportionate focus on certain elements of performance to the detriment of others.

Process for Determining Overall Funding

The determination of our overall variable compensation funding is informed by a robust process that includes a comprehensive review of Company performance through multiple dimensions. These dimensions include key financial performance measures, risk performance, delivery to stakeholders (customers, employees, stockholders, regulators, and community), progress on strategic initiatives, performance relative to peer companies (including relative performance improvement), and the amount of the pool as a percentage of our pre-tax, pre-incentive operating profit.

At the end of 2018, performance against each of these dimensions was reviewed by the Compensation Committee, as well as the potential impact of various pool allocation scenarios on the employee population. Following the consideration of all of these factors, the Compensation Committee determined the overall variable compensation pool.

Determining NEO Variable Compensation Awards

After the overall variable compensation pool was established, the Compensation Committee determined the variable compensation amounts for each of our NEOs based on its review of each executive’s performance. In making these determinations, the Compensation Committee evaluated executive performance through the use of a balanced scorecard reflecting the following dimensions:

1.	Financial and overall business performance (for example, financial performance as compared to our budget/strategic plan as well as improvement relative to peers)

2.	Risk and control (for example, delivery against regulatory expectations and control environment)

3.	Customer outcomes (for example, measures reflecting customer satisfaction and deepening customer relationships)

4.	Strategic initiatives (for example, successful execution of M&A and cost saving initiatives)

5.	Human capital (for example, talent development, turnover and organizational health metrics)

The Compensation Committee believes that this approach provides a comprehensive understanding of the Company’s overall results and the individual executive’s contributions to those results. These dimensions reflect a balanced review of performance, providing a means for applying structured discretion in assessing results and determining pay.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Executives, including the NEOs (other than the Chief Risk Officer, whose performance is evaluated by the Risk Committee), are also subject to an annual risk assessment by our Chief Risk Officer, the results of which are considered by the Compensation Committee when evaluating executive performance and making compensation decisions.

Executive compensation levels at our peer companies were also considered by the Compensation Committee in making compensation decisions based on most recently available data (McLagan 2018 survey data reflecting 2017 compensation). Our peer firms for this purpose are identified above in “—Executive Compensation Governance—Compensation Peer Group.” The Compensation Committee also considered the target compensation amount for Mr. Van Saun in determining his variable compensation, although the target is intended to serve only as a reference point, with the primary drivers of the compensation decision being performance across the five dimensions discussed above. Mr. Van Saun’s target total compensation is $9.0 million (which was increased from $8.1 million in December 2018 in light of the increase to median CEO compensation in our peer group).

The Compensation Committee determined that the 2018 variable compensation amounts reflected below in the 2018 Performance Year Compensation Supplemental Table for our NEOs were appropriate, in large part, due to 2018 Company performance described earlier in “Performance Highlights” and the following key individual achievements during 2018:

•	Bruce Van Saun, Chairman and Chief Executive Officer:

•

Delivered excellent financial performance with results ahead of budget, paced by strong revenue growth and operating leverage. This continues a strong, consistent performance trajectory since the initial public offering.

•	Completed two strategic acquisitions, Franklin American Mortgage Company and Clarfeld Financial Advisors, designed to accelerate growth and build capabilities in fee income businesses.

•

Implemented several initiatives designed to enhance customer experience and be responsive to the needs of clients, including the launch of Citizens Access™ (a national direct banking platform) in the Consumer Bank, and the enhancement of Commercial Banking products, capabilities and customer-facing applications.

•

Continued to advance our regulatory agenda through remediation and termination of regulatory actions, further embedding a strong risk culture and improving the control environment, enhancing data analytics, and implementing comprehensive risk management programs, which have resulted in gaining further confidence of the Company’s regulators.

•

Successfully recruited key leadership positions, including Head of Mortgage, Controller, Chief Information Officer, and Chief Data Officer and made continued investments in data analytics, digital, cybersecurity, and customer experience teams.

•

Continued commitment to colleagues and community, including through the delivery of several new leadership, training, career development and diversity and inclusion programs, the completion of our Johnston, Rhode Island campus, and the introduction of our first Corporate Responsibility Report.

•	John F. Woods, Vice Chairman and Chief Financial Officer:

•

Supported strong year-over-year financial performance and the continued successful execution of our Tapping our Potential (“TOP”) efficiency initiatives, which help fund important strategic initiatives such as Citizens Access™.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

•	Significantly matured merger and acquisition capabilities and led the successful diligence and negotiation of the Franklin American Mortgage Company and Clarfeld Financial Advisors acquisitions.

•	Introduced substantial rigor to our balance sheet optimization program by establishing ongoing reviews and oversight of our asset and liability strategies.

•	Introduced additional enhancements to the strategic planning process, including the development and formalization of innovation efforts.

•

Drove several Treasury contributions integral to the Company continuing to meet regulatory expectations and optimizing its capital structure, such as the successful submission of the annual Comprehensive Capital Analysis and Review (“CCAR”) as well as execution of various capital markets transactions.

•	Donald H. McCree III, Vice Chairman, Commercial Banking:

•	Generated strong year-on-year growth in revenue and pretax income, with disciplined expense and credit management.

•

Executed client and regional expansion strategies, including achievement of targeted new client levels, the addition of bankers in various locations, and implementation of strong coverage intensity and market planning strategies.

•

Delivered key initiatives to broaden and integrate product offerings, including the successful integration of Western Reserve Partners, continued build out of Corporate Finance and Markets businesses and enhanced Structured Finance/Asset Based Lending capability.

•

Strong customer experience relative to industry benchmark, with the execution of several initiatives designed to further improve customer experience, including the enhancement of several customer facing applications, the launch of client priority services and significant operational improvements.

•	Brad L. Conner, Vice Chairman, Consumer Banking:

•

Demonstrated continued commitment to customers through a movement to simplify the customer experience and significantly improved our ability to meet changing customer preferences through the acceleration of our physical network transformations that are currently underway, including ATM transformations.

•

Drove strong low-cost deposit growth and household growth through the introduction of a new marketing acquisition program and product enhancements, and maintained status as an industry leader in the student lending space.

•

Delivered Citizens Access™, a national direct banking platform featuring an industry-leading digital customer experience, and made excellent progress on the digital agenda with several investments, most notably in mobile enhancements.

•

Completed the successful acquisition and integration of Franklin American Mortgage Company and acquisition of Clarfeld Financial Advisors, with Franklin adding critical scale to mortgage servicing and providing new origination channels.

•	Malcolm Griggs, Executive Vice President and Chief Risk Officer:

•

Fully embedded Enterprise Risk Management governance framework across the organization, including risk management processes, consistent reporting, and a standardized methodology for identifying and escalating risks.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

•

Enhanced the capabilities of our Conduct Risk Office through the development of analytics to track conduct risk metrics in real time and aggregate data into a quarterly report provided to management and the Board and made advancements in Risk data science, including the development of models to mitigate and detect risk issues at an early stage.

•

Achieved significant progress migrating from a “rules-based” to a “principles-based” risk and control philosophy, including the simplification and streamlining of several policies to ensure appropriate focus on major risks and alignment with the strategic direction of the Company.

•	Continued improvement in asset quality year-over-year through strong credit discipline and enhanced change control protocols, including those related to major initiatives and merger integration.

Variable Compensation Mix

Each year, the Compensation Committee determines the appropriate mix of executive variable compensation. For performance year 2018, the following variable compensation mixes were approved for our NEOs. The Compensation Committee believes that these variable compensation mixes are appropriate as they result in a meaningful portion of executives’ compensation being awarded in the form of long-term equity awards (60%-70%), which ensures alignment with stockholders’ interests without the rigidity of formulaic compensation.

Under the SEC reporting rules, the cash portion of our NEOs’ variable compensation for the 2018 performance year is reflected in the “Bonus” column of our 2018 Summary Compensation Table. In addition, the performance stock units and restricted stock units granted in 2018 relating to performance year 2017 are reflected in the “Stock Awards” column of our 2018 Summary Compensation Table. However, the performance stock units and restricted stock units granted in 2019 for performance year 2018 will be reflected in the “Stock Awards” column of our 2019 Summary Compensation Table.

Restricted stock units granted in 2018 for performance year 2017 are scheduled to become vested in equal installments on the first, second and third anniversaries of the grant date.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

PSUs Granted in 2018

Performance stock units granted in 2018 for performance year 2017 (“2018 PSU Awards”) have a three-year performance period of January 1, 2018 through December 31, 2020 and are scheduled to become vested on March 1, 2021. Half of each 2018 PSU Award will be earned based on achievement of targeted cumulative diluted earnings per share (“Diluted EPS”) and half will be earned based on achievement of targeted average return on average tangible common equity (“ROTCE”), with a maximum payout of 150% of target.

The Compensation Committee believes that Diluted EPS and ROTCE continue to be appropriate measures for the Company’s PSU Awards because improvement in these metrics is an integral element of the Company’s strategic plan, with growth in Diluted EPS and in ROTCE being essential for us to continue on our trajectory to becoming a top performing regional bank. Targets for Diluted EPS and ROTCE for 2018 PSU Awards have been set by the Compensation Committee, together with management, in connection with our strategic planning process. As part of the strategic planning process, our Board considers prior year performance as a baseline and formulates a three-year strategic plan informed by historic performance, market conditions, and the competitive landscape. Due to the comprehensive nature of our strategic plan, achievement of our strategic plan targets would represent payout at a level of 100-125% of target under our 2018 PSU Awards. Under the terms of the awards, the Compensation Committee retains the ability to exercise some negative discretion to reduce the number of shares earned based on achievement of Diluted EPS and ROTCE targets at the end of the performance period.

We define “ROTCE” as net income available to common stockholders divided by average common equity excluding average goodwill (net of related deferred tax liabilities) and average other intangible assets, as reported on an underlying or adjusted basis consistent with our external earnings reporting. We define “Diluted EPS” as net income divided by weighted average diluted common shares outstanding, also as reported on an underlying or adjusted basis consistent with our external earnings reporting. “Underlying” or “Adjusted” results exclude certain items, as applicable, that may occur in a reporting period which management does not consider indicative of on-going financial performance.

Performance Assessment of PSUs Granted in 2016

General 2016 PSU Award

The Compensation Committee assessed the performance level of performance stock units granted in 2016 relating to the 2015 performance year (“2016 PSU Awards”) at its meeting held on February 13,

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

2019. The last performance assessment of PSU awards by the Compensation Committee was in 2017, when the PSUs granted in 2015 were assessed at 74% of target.

Half of each 2016 PSU Award has been earned based on achievement of targeted Diluted EPS and half has been earned based on achievement of targeted ROTCE, with an overall maximum payout of 150% of target. 2016 PSU Awards were earned based on performance during the 2016-2018 three-year performance period compared to pre-established performance criteria, which were established in connection with our strategic planning process. The ROTCE target for this award represents 4% growth in average ROTCE for the period and maximum represents 14% growth in average ROTCE relative to 2015. The Diluted EPS target for this award represents 11% growth in 2016 and then flat performance in 2017 and 2018, while the maximum represents a compound annual growth rate of 9% per annum over the period.

During the performance period of 2016-2018, the average ROTCE for the period was 9.60% (43% improvement over the period) and Diluted EPS for the period was $7.61 (a compound annual growth rate of 17% over the period), which both delivered maximum payout.

CEO 2016 Special PSU Award

The Company entered into a new employment agreement with Mr. Van Saun in May 2016 following the Company’s full separation from the Royal Bank of Scotland plc, which among other terms, eliminated the annual fixed cash pension benefit allowance of ~$550,000 provided under Mr. Van Saun’s prior contract. As consideration for that change, Mr. Van Saun was granted a special equity award with a target grant date value of $3 million. Half of this special equity award was granted in the form of restricted stock units and half in performance stock units with a three-year performance period (“Special PSU Award”). In addition to providing consideration for the elimination of Mr. Van Saun’s annual fixed cash pension benefit allowance, the Compensation Committee determined that making this one-time award to Mr. Van Saun would provide additional retentive value in a form that further aligns his incentives with stockholders’ interests and the strategic objectives of the business.

At its February 13, 2019 meeting, the Compensation Committee assessed the Special PSU Award at a level of 125% of target, in light of the Company’s strong performance during the performance period (2016-2018) across the performance dimensions described below. This award will vest on May 5, 2019 at this level of achievement, subject to the terms and conditions of the award agreement.

Dimension	Objective	Performance Criteria	Outcome

Financial (25%)	Deliver strong ROTCE results while maintaining capital and liquidity.	1. ROTCE 2. Loan to deposit ratio 3. CET1 Capital Ratio 4. Efficiency Ratio

Risk (25%)	Make significant improvement against Citizens’ critical risk objectives.

1.  CCAR non-objection

2.  Meet heightened regulatory standards and expectations

3.  Reduce MRAs

4.  Improve and maintain self-identified issues and control environment self-assessment

5.  Acceptable credit loss performance vs. peers

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Customer (25%)	Execute against efforts to drive an improved customer experience across Citizens.	1. Increase customer satisfaction 2. Improve Market Share 3. Improve Cross-sell

Enterprise Initiatives (25%)	Drive significant change through the execution of long-term enterprise initiatives.	1. Technology 2. Leadership 3. Culture 4. Fee Income

2018 Performance Year Compensation Supplemental Table

The following table reflects the direct compensation earned by each of our active NEOs for the 2018 performance year.

			Variable Compensation			Total 2018 Direct Compensation
Name	Base Salary		Cash (1)	Restricted Stock Units (2)	Performance Stock Units (2)
Bruce Van Saun	$1,487,000		$2,463,900	$1,642,600	$4,106,500	$9,700,000
John F. Woods	$700,000		$900,000	$600,000	$1,500,000	$3,700,000
Donald H. McCree III	$700,000		$997,500	$665,000	$1,662,500	$4,025,000
Brad L. Conner	$700,000		$735,000	$490,000	$1,225,000	$3,150,000
Malcolm Griggs	$519,231	(3)	$656,000	$492,000	$492,000	$2,159,231

(1)	The cash portion of 2018 variable compensation awards is reflected in the “Bonus” column of the 2018 Summary Compensation Table below.

(2)

The number of Company shares subject to these awards was determined based on the Company’s closing share price on the grant date. Under SEC reporting rules, equity awards relating to performance year 2018 are not reflected in the 2018 Summary Compensation Table because they were granted in March 2019 and will instead be disclosed in our proxy statement filed next year.

(3)	Represents the actual salary earned by Mr. Griggs during 2018, which reflects an increase in his salary from $500,000 to $525,000 effective as of March 26, 2018.

Other Benefits

Employment Agreements

Each of our active NEOs is party to an employment agreement that sets forth their compensation and benefits, including severance benefits available in certain circumstances. For details, see “Termination of Employment and Change of Control—Severance” and “Termination of Employment and Change of Control—Employment Agreements with our NEOs” below.

Nonqualified Deferred Compensation Plan

The CFG Voluntary Executive Deferred Compensation Plan was adopted, effective as of January 1, 2009 and does not offer any matching contributions or provide for above-market earnings. During 2018, Mr. Van Saun was the only NEO who participated in the CFG Voluntary Executive Deferred Compensation Plan. For a description of the material terms of this deferred compensation plan, see the narrative following the 2018 Nonqualified Deferred Compensation Table below.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Pension Plan

The CFG Pension Plan, a tax-qualified, non-contributory defined benefit pension plan was closed to new participants effective January 1, 2009 and frozen to all participants and benefit accruals effective December 31, 2012. Mr. Conner had a benefit under this plan as of December 31, 2018 because he was hired prior to 2009. For a description of the material terms of the CFG Pension Plan, see the narrative following the 2018 Pension Benefits Table.

401(k) Plan

We maintain a qualified defined contribution 401(k) plan for all of our employees. Employees may defer up to 50% of their eligible pay to the plan up to Internal Revenue Code limits. After employees have completed one full year of service, employee contributions are matched at 100% up to an overall limit of 4% and employees receive an additional Company contribution equal to 2% of earnings, subject to limits set by the Internal Revenue Service. Our NEOs are entitled to participate in our 401(k) plan on the same basis as our employees generally.

Health and Welfare Benefit Plans

Our NEOs are eligible to participate in Company-sponsored benefit programs, offered on the same terms and conditions as those made generally available to our employees, including medical, dental, vision, and short-term and long-term disability plans.

Perquisites and Other Benefits

We provide our executives, including our NEOs, with independent advisors to assist them with financial planning, if desired by the executives. Our executives, including our NEOs, are also covered by relocation and matching charitable contribution programs that generally cover our employees. In addition, our Company car was used by Mr. Van Saun for limited personal use. For additional details, see footnote 7 to the 2018 Summary Compensation Table below.

Clawback Process

The Company has a firm-wide accountability review process to ensure that there is a standardized process to take appropriate action in instances where new information would have changed compensation decisions made in previous years or should be considered in making compensation decisions for the current year. As part of that process, the Accountability Review Panel (“ARP”) meets on a regular basis to consider events having a material adverse impact on the Company to determine whether compensation adjustments are appropriate for involved employees. Potential actions by the ARP include current-year compensation adjustment, forfeiture of unvested awards, or clawback.

Our CEO and CFO are also subject to clawback as mandated by the Sarbanes-Oxley Act. The Compensation Committee monitors regulatory developments relating to clawback and will continue to evaluate our practices in order to ensure they drive appropriate behavior and discourage inappropriate risk taking, as well as comply with law.

Stock Ownership and Retention Guidelines

The Company maintains stock ownership and retention guidelines in order to further align the long-term interests of our executives and non-employee directors with those of our stockholders.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Our stock ownership guidelines require that our executives and non-employee directors hold shares having an aggregate value equal to a multiple of executives’ annual base salary or non-employee directors’ annual cash retainer, as follows:

Position	Multiple
Chief Executive Officer	5x Annual Base Salary
Other Executives	3x Annual Base Salary
Non-Employee Directors	4x Annual Cash Board Retainer

Shares that count for purposes of ownership under the guidelines include (i) shares or units for which receipt has been deferred (including shares held through our 401(k) plan, shares purchased under our tax-qualified employee share purchase program, unvested restricted stock units, and shares or units held through a deferred compensation plan maintained by the Company) and (ii) restricted stock and unvested restricted stock units (that may only be settled in shares) that are subject to time-based vesting conditions only. Unexercised options (whether vested or unvested), performance awards (including performance-based restricted stock and performance-based units), and unvested restricted stock units that may only be settled in cash would not count towards the satisfaction of these guidelines.

Each executive or non-employee director has five years from the date he or she becomes subject to these guidelines to achieve compliance. Executives are also required to hold 50% of the net shares acquired as a result of settlement of compensatory awards granted in 2016 and onward until ownership guidelines have been met. Directors’ restricted stock unit awards are not settled until their cessation from service on the Board.

Prohibition on Hedging and Pledging

We prohibit our employees and directors, including our NEOs and other officers, from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or offset a decrease in the market value of the Company’s equity securities or pledging their ownership in our securities (including equity-based awards), which would undermine the risk alignment embedded in our equity-based compensation arrangements.

Tax Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), a public company generally may not deduct compensation in excess of $1 million paid to its CEO and other covered officers. The Tax Cuts and Jobs Act (“TCJA”) made certain changes to Section 162(m), most notably repealing the exemption for qualified performance-based compensation for taxable years beginning after December 31, 2017 and expanding the scope of persons covered by its limitations on deductibility. Accordingly, compensation paid after 2017 to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We have historically sought to structure our variable equity-based and cash-based incentive awards to be deductible under Section 162(m), to the extent possible. However, to maintain flexibility we do not have a policy requiring compensation to be fully deductible under Section 162(m). While the Company plans to rely on the transition relief included in the TCJA to the extent practicable, the Company believes that tax deductibility of compensation should not be the sole or primary factor in setting executive compensation policy or in rewarding executive performance.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Process for Approval of Equity Grants

We do not grant equity awards in anticipation of the release of material, non-public information, nor do we time the release of material, non-public information based on equity grant dates. The Compensation Committee has delegated the authority to make off-cycle equity grants under the Citizens Financial Group, Inc. 2014 Omnibus Plan (“Omnibus Plan”) to participants other than our executives to the Equity Committee of the Board, which is comprised of our CEO, subject to limits designated by the Compensation Committee, as described above in “Board Governance and Oversight—Committees of the Board.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the CD&A included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the board that the CD&A be included in this proxy statement.

The Compensation and Human Resources Committee

Arthur F. Ryan (Chair)
William P. Hankowsky
Leo I. Higdon
Wendy A. Watson

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

This 2018 Summary Compensation Table reflects the compensation of our NEOs in accordance with SEC reporting rules, which require that cash awards be disclosed in the year in which they are earned and that stock grants be disclosed in the year of grant (regardless of whether they were earned for performance during that year).

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Bruce Van Saun, Chairman & Chief Executive Officer	2018 2017 2016	1,487,000 1,487,000 1,487,000	2,463,900 - -	5,259,033 4,699,056 5,478,086	- 2,253,900 2,013,900	- - -	196,000 110,033 260,538	9,405,933 8,549,989 9,239,524

John F. Woods, Vice Chairman & Chief Financial Officer	2018 2017	700,000 619,231	900,000 3,000,000	1,889,986 4,659,743	- 810,000	- -	64,859 12,825	3,554,845 9,101,799

Donald H. McCree III, Vice Chairman, Head of Commercial Banking	2018 2017 2016	700,000 700,000 700,000	997,500 - -	2,222,468 1,977,481 641,363	- 952,500 847,500	- - -	12,602 119,907 139,200	3,932,570 3,749,888 2,328,063

Brad L. Conner, Vice Chairman, Head of Consumer Banking	2018 2017 2016	700,000 700,000 700,000	735,000 - -	1,627,456 1,487,475 752,605	- 697,500 637,500	0 13,875 10,977	69,929 54,983 51,456	3,132,385 2,953,833 2,152,538

Malcolm Griggs, Executive Vice President & Chief Risk Officer (1)	2018	519,231	710,368	878,958	-	-	71,194	2,179,751

(1)	Represents the actual salary earned by Mr. Griggs during 2018, which reflects an increase in his salary from $500,000 to $525,000 effective as of March 26, 2018.

(2)

Mr. Van Saun elected to defer 10% of his 2018 base salary, or $148,700, pursuant to the CFG Voluntary Executive Deferred Compensation Plan, which is discussed in more detail in the narrative following the 2018 Nonqualified Deferred Compensation Table.

(3)

2018 amounts in this column reflect the cash portion of annual variable compensation awards for the 2018 performance year. The cash portion of annual variable compensation awards for prior years are reported in the “Non-Equity Incentive Plan Compensation” column of this table.

For Mr. Griggs, this amount also includes $54,368 related to the 2018 vesting and payout of the last installment of a cash buy-out award granted to him in connection with the commencement of his employment in 2014.

Mr. Van Saun elected to defer 80% of the cash portion of his 2018 variable compensation ($1,971,120 out of $2,463,900) pursuant to the CFG Voluntary Executive Deferred Compensation Plan, which is discussed in more detail in the narrative following the 2018 Nonqualified Deferred Compensation Table.

(4)

Amounts in this column for 2018 reflect the aggregate grant date fair value of restricted stock unit and performance stock unit awards granted in March 2018 as part of 2017 performance year compensation.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

The fair value of awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), using the valuation methodology and assumptions set forth in Note 17 to the Company’s 2018 Annual Report on Form 10-K for the year ended December 31, 2018, which are hereby incorporated by reference.

For the performance stock unit awards, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date and represent the value of the target number of units granted, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC 718. As of the service inception date, the values of the performance stock unit awards granted to the NEOs in 2018 assuming the highest level of performance (150% of the grant date value), were as follows: Mr. Van Saun ($5,634,697); Mr. Woods ($2,024,972); Mr. McCree ($2,381,222); Mr. Conner ($1,743,681); and Mr. Griggs ($659,218). For a breakdown of all awards granted during 2018, see the 2018 Grants of Plan-Based Awards Table.

(5)	2017 and 2016 amounts in this column reflect the cash portion of annual variable compensation awards for the 2017 and 2016 performance years, respectively, consistent with SEC reporting rules.

(6)

The actuarial present value of Mr. Conner’s accumulated benefit under our pension plan decreased by $9,085 during 2018. As a result, consistent with SEC rules, a zero is reflected in this column for 2018. The $9,085 decrease includes a decrease of $13,194 due to changes in assumptions underlying the present value calculations and an increase of $4,109 due to the effect of Mr. Conner being one year closer to his assumed retirement age. See footnote 3 to the 2018 Pension Benefits Table for more details on the assumptions used to determine the present value.

(7)

The below table reflects 2018 amounts included as “All Other Compensation” for each NEO. Amounts reflected in the “Other” column below include the following: (i) incremental cost relating to personal use of car and driver for Mr. Van Saun, calculated based on variable vehicle costs (maintenance, fuel, tolls), variable driver costs (overtime and bonus), and the percentage of miles driven for personal versus business use; and (ii) cost of financial planning services for Messrs. Van Saun, Woods, and Conner.

	401(k) Company Contribution ($)	Charitable Matching Contribution ($)	Dividend Equivalents Paid in Cash ($)	Other ($)	Total ($)
Bruce Van Saun	16,500	50,000	93,016	36,484	196,000
John F. Woods	16,500	-	32,203	16,156	64,859
Donald H. McCree III	5,500	-	7,102	-	12,602
Brad L. Conner	16,500	11,000	26,539	15,890	69,929
Malcolm Griggs	16,500	23,130	31,564	-	71,194

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

2018 Grants of Plan-Based Awards

	Grant Date		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Name			Threshold (#)	Target (#)	Maximum (#)

Bruce Van Saun
	3/1/2018	(2)	43,148	86,296	129,444	-	3,756,465
	3/1/2018	(3)	-	-	-	34,518	1,502,569

John F. Woods
	3/1/2018	(2)	15,506	31,013	46,519	-	1,349,996
	3/1/2018	(3)	-	-	-	12,405	539,990

Donald H. McCree III
	3/1/2018	(2)	18,234	36,469	54,703	-	1,587,496
	3/1/2018	(3)	-	-	-	14,587	634,972

Brad L. Conner
	3/1/2018	(2)	13,352	26,705	40,057	-	1,162,469
	3/1/2018	(3)	-	-	-	10,682	464,987

Malcolm Griggs
	3/1/2018	(2)	5,048	10,096	15,144	-	439,479
	3/1/2018	(3)	-	-	-	10,096	439,479

(1)

Amounts in this column reflect the grant date fair value of awards calculated in accordance with FASB ASC 718, using the valuation methodology and assumptions set forth in Note 17 to the Company’s 2018 Annual Report on Form 10-K for the year ended December 31, 2018, which are hereby incorporated by reference. For the performance stock units, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date, and represent the target number of units, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC 718.

(2)

Represents performance stock units granted under the Omnibus Plan for performance year 2017, based half on ROTCE and half on Diluted EPS as described earlier in “Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—Variable Compensation Mix” above.

(3)	Represents restricted stock units granted under the Omnibus Plan for performance year 2017.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table shows, for each NEO, the outstanding equity awards held as of December 31, 2018. These awards include restricted stock units and performance stock units granted in years 2016, 2017 and 2018.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Bruce Van Saun
2016 RSUs (2)	11,566	343,857	-	-
2016 PSUs (3)	130,122	3,868,527	-	-
2016 Special RSUs (4)	68,212	2,027,943	-	-
2016 Special PSUs (5)	85,265	2,534,928	-	-
2017 RSUs (6)	22,607	672,106	-	-
2017 PSUs (7)	-	-	84,781	2,520,539
2018 RSUs (8)	34,518	1,026,220	-	-
2018 PSUs (9)	-	-	86,296	2,565,580

John F. Woods
RSU Buy-out (10)	72,974	2,169,517	-	-
2018 RSUs (8)	12,405	368,801	-	-
2018 PSUs (9)	-	-	31,013	922,016

Donald H. McCree III
2016 RSUs (2)	3,013	89,576	-	-
2016 PSUs (3)	33,900	1,007,847	-	-
2017 RSUs (6)	9,513	282,821	-	-
2017 PSUs (7)	-	-	35,678	1,060,707
2018 RSUs (8)	14,587	433,672	-	-
2018 PSUs (9)	-	-	36,469	1,084,223

Brad L. Conner
2016 RSUs (2)	3,535	105,096	-	-
2016 PSUs (3)	39,780	1,182,659	-	-
2017 RSUs (6)	7,156	212,748	-	-
2017 PSUs (7)	-	-	26,837	797,864
2018 RSUs (8)	10,682	317,576	-	-
2018 PSUs (9)	-	-	26,705	793,940

Malcolm Griggs
2016 RSUs (2)	6,239	185,485	-	-
2016 PSUs (3)	18,720	556,546	-	-
2017 RSUs (6)	6,566	195,207	-	-
2017 PSUs (7)	-	-	9,850	292,841
2018 RSUs (8)	10,096	300,154	-	-
2018 PSUs (9)	-	-	10,096	300,154

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

(1)

The values in these columns have been calculated by multiplying the number of shares outstanding as of December 31, 2018 by $29.73, the closing price on the NYSE for Company shares as of December 31, 2018.

(2)	These amounts reflect restricted stock units granted in March 2016 for the 2015 performance year under the Omnibus Plan, which had one remaining installment scheduled to vest on March 1, 2019.

(3)

These amounts reflect performance stock units granted in March 2016 for the 2015 performance year under the Omnibus Plan, which were earned during the performance period of January 1, 2016 through December 31, 2018 based half on ROTCE and half on Diluted EPS, and which were scheduled to vest on March 1, 2019. The Compensation Committee assessed the performance of these awards at its February 13, 2019 meeting, as described earlier in “—Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—Performance Assessment of PSUs Granted in 2016—General 2016 PSU Award.”

(4)

This amount reflects restricted stock units granted to Mr. Van Saun on May 5, 2016 as part of his special equity award (granted in consideration for the elimination of his annual fixed cash pension benefit allowance, as described in Employment Agreements with our NEOs—Employment Agreement with Mr. Van Saun”), which are scheduled to become vested on May 5, 2019.

(5)

This amount reflects performance stock units granted to Mr. Van Saun on May 5, 2016 as part of his special equity award (granted in consideration for the elimination of his annual fixed cash pension benefit allowance, as described in Employment Agreements with our NEOs—Employment Agreement with Mr. Van Saun”), which were earned during the performance period of January 1, 2016 through December 31, 2018 and which are scheduled to become vested on May 5, 2019. The Compensation Committee assessed the performance of this award at its February 13, 2019 meeting, as described earlier in “—Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—Performance Assessment of PSUs Granted in 2016—CEO 2016 Special PSU Award.”

(6)

These amounts reflect restricted stock units granted in March 2017 for the 2016 performance year under the Omnibus Plan, which had two remaining installments scheduled to vest on March 1, 2019 and 2020.

(7)

These amounts reflect performance stock units granted in March 2017 for the 2016 performance year under the Omnibus Plan, which are scheduled to vest on March 1, 2020 following the end of the three-year performance period, based half on ROTCE and half on Diluted EPS as described earlier in “Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—Variable Compensation Mix.” Based on performance through December 31, 2018, amounts in this column reflect the maximum level of performance for ROTCE and the threshold level of performance for Diluted EPS.

(8)

These amounts reflect restricted stock units granted in March 2018 for the 2017 performance year under the Omnibus Plan, which had three equal installments scheduled to vest on March 1, 2019, 2020 and 2021.

(9)

These amounts reflect performance stock units granted in March 2018 for the 2017 performance year under the Omnibus Plan, which are scheduled to vest on March 1, 2021 following the end of the three-year performance period, based half on ROTCE and half on Diluted EPS as described earlier in “Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—Variable Compensation Mix.” Based on performance through December 31, 2018, amounts in this column reflect the maximum level of performance for ROTCE and the threshold level of performance for Diluted EPS.

(10)

This amount reflects a buy-out award provided under Mr. Woods’ employment agreement, described below in “Employment Agreements with our NEOs—Employment Agreements with Other Active NEOs.” This award had two remaining installments scheduled to vest on March 1, 2019 (40,018 units) and March 1, 2020 (32,956 units).

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Stock Vested in 2018

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Bruce Van Saun	66,553	2,798,331
John F. Woods	44,726	1,946,923
Donald H. McCree III	7,771	338,272
Brad L. Conner	19,243	810,239
Malcolm Griggs	23,027	985,157

(1)	Amounts reflect Company shares issued under the Omnibus Plan in connection with the vesting of equity-based awards in 2018.

(2)	The values reflected in this column were calculated by multiplying the number of shares that vested in 2018 by the closing price of a Company share on the NYSE on each applicable vesting date.

2018 Pension Benefits

Name	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefits($)(3)	Payments During Last Fiscal Year($)
Bruce Van Saun	—	-	-	-
John F. Woods	—	-	-	-
Donald H. McCree III	—	-	-	-
Brad L. Conner(1)	CFG Pension Plan	4.5411	105,132	-
Malcolm Griggs	—	-	-	-

(1)	Mr. Conner is the only NEO eligible to participate in the CFG Pension Plan.

(2)

After December 31, 2012, there were no further benefit accruals under the CFG Pension Plan. Therefore, an eligible employee’s actual years of service may be more than such employee’s years of credited service under the CFG Pension Plan.

(3)

For Mr. Conner, the present value of accumulated benefits at December 31, 2018 was calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, except where different assumptions are required. The following are the key assumptions used: (i) a discount rate of 4.33%; (ii) a retirement age of 65, as required (the earliest unreduced retirement age under the CFG Pension Plan); (iii) the mortality assumption reflects generational mortality improvement using Scale MP-2018 for males; and (iv) no pre-retirement decrements, as required.

2018 Pension Benefits

We sponsor the CFG Pension Plan (formerly RBS Americas Pension Plan) (“Pension Plan”), which is a non-contributory defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. The Pension Plan was closed to new hires and re-hires effective January 1, 2009 and frozen to all participants and benefit accruals effective December 31, 2012. Regular full-time and part-time employees of the Company who were hired before January 1, 2009 and completed one year of service were eligible for benefits under the Pension Plan.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

The benefit under the Pension Plan for employees is currently calculated using a formula based on an employee’s “average gross compensation” (defined under the Pension Plan as a participant’s average eligible compensation during five years of employment (whether or not consecutive) prior to December 31, 2012 yielding the highest average), subject to limitations imposed by the Internal Revenue Service. Eligible compensation generally includes all taxable compensation, other than certain equity-based and non-recurring amounts. The formula generally provides for a benefit of 1% of average gross compensation multiplied by each year of the participant’s credited service, with such benefit percentage varying depending on the employee’s hire date and retirement date, as specified under the Pension Plan. Benefits under the Pension Plan are generally payable in the form of a monthly annuity, though benefits under the Pension Plan may be received as a lump sum payment.

A participant’s pension benefit under the Pension Plan generally vests in full on the “normal retirement date,” when the participant reaches age 65 or the fifth anniversary of the date the participant commenced participation in the Plan, whichever is later. A participant’s pension benefit under the Pension Plan also vests in full upon completion of five years of vesting service. Participants may begin receiving full retirement benefits on the first day of the month coincident with or immediately following the normal retirement date and may be eligible for reduced benefits if retiring after attainment of age 55 with a minimum of five years of vesting service. Participants who retire after attainment of age 62 with a minimum of twenty years of vesting service are eligible to receive unreduced retirement benefits. Mr. Conner became a participant in the Pension Plan on July 1, 2009. As of December 31, 2018, Mr. Conner is eligible for early retirement under the Pension Plan and, based on his age at date of hire, will never be eligible for unreduced retirement benefits at age 62.

2018 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals in Last FY ($)(3)	Aggregate Balance at Last FY ($)
Bruce Van Saun Deferred compensation plan(1) Variable compensation awards	2,119,820 -	- -	(646,391 -)	- 199,149	7,027,560 -
John F. Woods	-	-	-	-	-
Donald H. McCree III	-	-	-	-	-
Brad L. Conner Variable compensation awards	-	-	-	43,116	-
Malcolm Griggs	-	-	-	-	-

(1)

The material terms of the CFG Voluntary Executive Nonqualified Deferred Compensation Plan are described in the narrative below. Executive contributions for Mr. Van Saun in the last fiscal year include the deferred portion of his 2018 base salary ($148,700, which is also reflected in the “Salary” column of the 2018 Summary Compensation Table) and the deferred portion of his 2018 variable compensation paid in cash during 2018 ($1,971,120, which is also reflected in the “Bonus” column of the 2018 Summary Compensation Table). The aggregate balance at last fiscal year end also includes the following amounts, plus earnings on all such amounts:

$148,700 of his 2017 salary (which was reflected in the “Salary” column of the 2017 Summary Compensation Table); $1,803,120 of his 2017 cash bonus (which was reflected in the “Non-Equity

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Incentive Compensation” column of the 2017 Summary Compensation Table); $297,400 of his 2016 salary (which was reflected in the “Salary” column of the 2016 Summary Compensation Table); $1,611,120 of his 2016 cash bonus (which was reflected in the “Non-Equity Incentive Compensation” column of the 2016 Summary Compensation Table); $297,400 of his 2015 salary (which was reflected in the “Salary” column of the 2015 Summary Compensation Table); $800,736 of his 2015 cash bonus (which was reflected in the “Non-Equity Incentive Compensation” column of the 2015 Summary Compensation Table); and $318,640 of his 2014 cash bonus (which was reflected in the “Non-Equity Incentive Compensation” column of the 2014 Summary Compensation Table).

(2)	For Mr. Van Saun, the amount in this column reflects the earnings (losses) on his deferred compensation plan account during 2018.

(3)

Amounts in this column reflect the value of deferred cash awards that were paid as part of variable compensation for the 2014 performance year and which were previously disclosed in the “Non-Equity Incentive Compensation” column of the 2014 Summary Compensation Table.

We sponsor the CFG Voluntary Executive Deferred Compensation Plan, which does not offer any matching contributions or provide for above-market earnings. During 2018, Mr. Van Saun participated in the CFG Voluntary Executive Deferred Compensation Plan and elected to defer 10% of his base salary and 80% of the cash portion of his variable compensation award for the 2018 performance year.

Under the CFG Voluntary Executive Deferred Compensation Plan, eligibility is limited to employees who have total compensation in the immediately preceding year equal to or exceeding the Internal Revenue Code Section 401(a)(17) limit for the relevant plan year. Participants are permitted to defer between 1% and 80% of their base salary and annual bonus. Participants select the allocation of their accounts among investment indices available under the plan. Our Board has the power to amend the plan at any time, as long as the amount accrued to the date of amendment in any account under the plan is not decreased or otherwise restricted. In addition, following a termination of employment, participants in the CFG Executive Voluntary Deferred Compensation Plan are entitled to receive amounts that have been deferred under that plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

We have entered into an employment agreement with each of our NEOs, the material terms of which are summarized below, including severance provisions. In addition, the treatment of equity-based awards held by our NEOs upon a termination of employment and change of control are summarized below. Please see the Potential Payments Table below for quantification of estimated payments and benefits to which our NEOs would be entitled under various termination scenarios and upon a change of control, in each case, assuming such event occurred on December 31, 2018.

Equity Awards

Equity awards under the Omnibus Plan granted to our NEOs have the following treatment upon termination of employment. Provisions relating to the treatment of Bruce Van Saun’s equity-based awards upon termination of employment (including following a change of control of the Company) are included below in the description of his employment agreement.

•	Termination

Restricted Stock Units - If a participant’s employment with the Company is terminated by the Company without “cause” (as defined in the award agreements under the Omnibus Plan), or by reason of “disability” or “retirement” (as defined in award agreements under the Omnibus

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Plan), vesting and settlement of awards will continue as originally scheduled subject to the participant not engaging in “detrimental activity” (as defined in award agreements under the Omnibus Plan), or competitive activity in the case of disability or retirement, during the remaining vesting period. If a participant voluntarily resigns or is terminated by the Company for cause, unvested awards will be forfeited. All unvested awards will become vested on the date of a participant’s death.

Performance Stock Units - In the event of a participant’s voluntary resignation, all unvested awards would be forfeited. In the event of an involuntary termination by the Company of the grantee without cause, awards will continue to vest in accordance with the original schedule subject to actual performance and will not be pro-rated based on service, provided the termination does not occur prior to the first anniversary of the performance period start date and the participant does not engage in “detrimental activity”; if the termination occurs prior to the first year anniversary of the performance period start date, awards will be forfeited. In the event of a termination by reason of “disability” or “retirement” (as each is defined in the Omnibus Plan), awards will continue to vest in accordance with the original schedule subject to actual performance and will not be pro-rated based on service, provided the participant does not engage in “detrimental activity” or “competitive activity.” In the event of a participant’s death, awards will become vested at target and will not be subject to pro-ration based on service. In the event of a termination for cause, awards will be forfeited.

•	Change of Control

Omnibus Plan Provisions

In the event of a “change of control” (as defined in the Omnibus Plan and summarized below), except as otherwise provided in the applicable award agreement, the Compensation Committee may provide for:

•	continuation or assumption of outstanding awards under the Omnibus Plan by the Company (if we are the surviving corporation) or by the surviving corporation or its parent;

•	substitution by the surviving corporation or its parent of awards with substantially the same terms and value as such outstanding awards under the Omnibus Plan;

•

acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) or the right to exercise outstanding awards immediately prior to the date of the change of control and the expiration of awards not timely exercised by the date determined by the Compensation Committee; or

•

in the case of outstanding stock options and SARs, cancelation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award. The Compensation Committee may, in its sole discretion, terminate without the payment of any consideration, any stock options or SARs for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change of control transaction.

Under the Omnibus Plan, except as otherwise provided in a participant’s award agreement, “change of control” generally means the occurrence of one or more of the following events:

•	the acquisition of more than 50% of the combined voting power of our outstanding securities (other than by an employee benefit plan or trust maintained by us);

•	the replacement of the majority of our directors during any 12-month period;

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

•

the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent at least 50% of the combined voting power and total fair market value of the securities of the surviving entity, or if applicable, the ultimate parent thereof, outstanding immediately after such transaction); or

•

the transfer of our assets having an aggregate fair market value of more than 50% of the fair market value of the company and our subsidiaries immediately before such transfer, but only to the extent that in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of us and our subsidiaries immediately before such transfer.

Restricted Stock Unit and Performance Stock Unit Agreements

In the event of a change of control, the actual number of performance stock units earned will be determined and will remain subject to time-based vesting conditions until the end of the original vesting period. If within 12 months following a change of control, the participant’s employment is terminated by the Company without “cause” (as defined in award agreements under the Omnibus Plan) or the participant resigns for “good reason” (as defined in the award agreements under the Omnibus Plan), restricted stock units and performance stock units will fully vest and be settled immediately following the termination, with the level of performance for performance stock units measured as of the change of control.

Severance

The severance to which our NEOs are entitled in various circumstances is governed by their employment agreements, which are described below in “—Employment Agreements with Our NEOs.” None of our NEOs’ employment agreements provides for excise tax gross-ups in connection with a change of control.

In addition to severance pay, under our severance practice our NEOs would also be entitled to receive benefits under our then-existing health and welfare plans for one month at active employee rates, prior to the start of the COBRA continuation period. Outplacement services would also be offered for 12 months. We may amend or terminate this practice at any time.

Employment Agreements with Our NEOs

The material terms of the agreements entered into with our NEOs are summarized below.

Employment Agreement with Mr. Van Saun

In light of UK and European remuneration regulations ceasing to apply to the Company in late 2015, we entered into an amended employment agreement with Mr. Van Saun on May 5, 2016. The Compensation Committee’s objective was to put into place an arrangement that balanced its former obligations under Mr. Van Saun’s prior agreement and achieved the following positive results for the Company: (i) motivates and rewards Mr. Van Saun for the achievement of our strategic objectives; (ii) provides additional retentive value; and (iii) aligns terms and conditions more closely with US market practice.

The agreement has an initial five-year term that will be extended automatically for a subsequent two-year term unless either party provides at least 12 months notice to terminate. There is no

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

further opportunity for automatic renewal beyond the additional two-year term. In the event of Mr. Van Saun’s voluntary resignation, he would be required to provide the Company at least six months notice in order to effectuate an orderly handover of duties.

Pursuant to the agreement, Mr. Van Saun is entitled to receive an annual base salary of $1,487,000 and has a target total compensation opportunity of $9.0 million, which was increased from $8.1 million in December 2018 in light of the subsequent increases to median CEO compensation in our peer group. The form and terms of Mr. Van Saun’s variable compensation are to be determined annually by the Compensation Committee. In addition, Mr. Van Saun is eligible to participate in employee benefits available to the Company’s senior executives generally and is also entitled to the business use of a company car.

The agreement also provided Mr. Van Saun with a one-time equity award with a target value of $3 million, as consideration for the elimination of the annual fixed cash pension benefit allowance of ~$550,000 provided under his prior contract. Half of this special equity award was granted in the form of restricted stock units and half in performance stock units with a three year performance period (“Special PSU Award”). In addition to providing consideration for the elimination of Mr. Van Saun’s annual fixed cash pension benefit allowance, the Compensation Committee determined that making this one-time award to Mr. Van Saun would provide additional retentive value in a form that further aligns him with stockholders and the strategic objectives of the business. The Special PSU Award was assessed by the Compensation Committee at its February 13, 2019 meeting, as discussed earlier in “—Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—Performance Assessment of PSUs Granted in 2016—CEO 2016 Special PSU Award.” This award will vest on May 5, 2019 at this level of achievement, subject to the terms and conditions of the award agreement.

Under the terms of his agreement, Mr. Van Saun is also entitled to the following payments and benefits upon termination of employment in various scenarios, in each case, subject to execution and non-revocation of a release in our favor:

Termination without cause or resignation for good reason absent a change of control	Mr. Van Saun would receive a lump sum cash severance payment equal to two times his base salary and would also receive a pro-rata portion of his target cash incentive for the year of termination payable when cash incentives are paid to other executives, in each case, subject to an orderly handover of duties. In addition, his outstanding unvested equity awards would continue to vest on their original schedule, with performance stock units subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in detrimental activity for 12 months post-termination. It should be noted that the Company’s election not to renew the agreement for an additional two-year term would constitute a termination without cause.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Termination without cause or resignation for good reason following a change of control	In the event of a qualifying termination of employment occurring within 24 months following a change of control, Mr. Van Saun would receive a lump sum cash severance payment equal to three times the sum of his base salary and his target cash incentive for the year of termination, plus a pro-rata portion of his target cash incentive for the year of termination. Upon the change of control, Mr. Van Saun’s performance stock units would be frozen at target performance level, but not accelerated. Following the subsequent qualifying termination, all of Mr. Van Saun’s outstanding equity awards would immediately vest and be paid. The agreement also provides that if any payments or benefits to Mr. Van Saun (whether or not under the employment agreement) would be considered parachute payments pursuant to Internal Revenue Code Section 280G, these payments and benefits would be reduced to the extent necessary to avoid triggering the excise tax under Internal Revenue Code Section 4999 unless he would be better off (on an after-tax basis) if he received all payments and benefits due and paid all excise and income taxes. The employment agreement does not provide any gross-up for excise taxes.

Resignation without Good Reason (Retirement)	Mr. Van Saun currently meets the Company’s retirement rule as his age plus years of service equals or exceeds 65, with a minimum of at least five years of service. In connection with Mr. Van Saun’s retirement, he would be required to provide at least six months notice and effectuate an orderly handover of duties. At the time of termination, if the Company requires Mr. Van Saun to work during the notice period, the Company and Mr. Van Saun would mutually agree on how a pro-rata portion of his variable compensation (excluding performance-based awards) for the year in termination would be payable. Outstanding unvested equity and awards, other than the one-time special award granted in May 2016, would continue to vest on their original schedule, with performance stock units subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post- termination. The one-time special award would be forfeited.

Death	Mr. Van Saun’s estate would receive his base salary through the end of the month in which his death occurs as well as a pro-rata portion of his target cash incentive. In addition, his outstanding equity awards would immediately vest and be paid, with performance stock units vesting at target level.

Disability	Mr. Van Saun would continue to receive his base salary up to the date he becomes eligible for long-term disability benefits under the Company’s plan (currently, six months from the date of disability) and, in addition, his outstanding unvested equity awards would continue to vest on their original schedule, with performance stock units subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post-termination.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Mr. Van Saun is subject to a perpetual confidentiality covenant. In addition, Mr. Van Saun is subject to non-competition and non-solicitation covenants. The non-competition covenant applies for six months post-termination, concurrent with any notice period, in the event of a termination without cause or resignation for good reason. For this purpose, competitors are defined to include the following companies: JPMorgan Chase, Bank of America, Citigroup, Wells Fargo, US Bancorp, Regions Financial Corp., M&T Bank Corp., PNC, Fifth Third, Sun Trust, Comerica, KeyCorp, BB&T, Capital One and TD Bank. The non-solicitation covenant prohibits solicitation of employees as well as customers and prospective clients for twelve months post-termination, concurrent with any notice period, in the event of a termination without cause or resignation for good reason.

The agreement includes the following definitions of cause and good reason:

“Cause” includes: (i) any indictment for, conviction of, plea of guilty or nolo contendere to by Mr. Van Saun for the commission of: (a) any felony, (b) any criminal offense within the scope of Section 19 of the Federal Deposit Insurance Act, 12 U.S. C. § 1829; or (c) a misdemeanor involving dishonesty; (ii) if Mr. Van Saun willfully commits a material breach of his obligations under his employment agreement or repeats or continues after written warning any material breach of his obligations under his employment agreement, or is, in the opinion of the board, guilty of gross misconduct which brings him or the company or any of its affiliates into disrepute; (iii) if Mr. Van Saun is guilty of dishonesty in the conduct of his duties under his employment agreement, gross incompetence, willful neglect of duty, or of mismanagement of his financial affairs through failure to observe the company’s rules and procedures for the operation of bank accounts and/or borrowing; (iv) if Mr. Van Saun commits any act of bankruptcy or takes advantage of any statute for the time being in force offering relief to insolvent debtors; or (v) if, as a result of any default on the part of Mr. Van Saun, he is prohibited by law from acting as an officer of the company or any of its affiliates.

“Good Reason” includes a material breach of the employment agreement by the company, or a substantial diminution or other substantial adverse change, not consented to by Mr. Van Saun, in the nature or scope of his responsibilities, authorities, powers, functions or duties or in his base salary, except that removal of the role of chairman of the company from his duties shall not amount to good reason.

Employment Agreements with Other Active NEOs

Each of Messrs. Woods, McCree, Conner and Griggs has entered into an employment agreement with the Company. These agreements generally provide for the terms of each executive’s compensation arrangement, including salary and variable compensation, vacation and eligibility for other health and welfare benefits. Under each executive’s agreement, the executive is subject to a notice period with regard to his intent to leave our employ for any reason (120 days for Messrs. Woods, McCree and Conner and 90 days for Mr. Griggs). In addition, each of the agreements contains covenants regarding the non-solicitation of customers and employees that apply for 12 months following a termination of employment for any reason.

The agreements each provide that the executive is entitled to a minimum payment of 26 weeks of base salary in the event he is made redundant or is terminated by the Company without “cause” (as defined in the agreements), subject to the execution and non-revocation of a release in favor of the Company. This level of severance is consistent with severance available to all executives. In addition, the agreements each provide for double trigger severance in the event of a qualifying termination following a change of control. The decision to provide this severance was made in 2017

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

following a review of peer practice and to achieve parity among members of senior management. In the event of a termination by the Company without “cause” (as defined in the agreement) or resignation by the executive with “good reason” (as defined in the agreement) within 24 months following a change of control, each of Messrs. Woods, McCree, Conner and Griggs will receive severance consisting of: (i) two times the sum of his current base salary and average cash bonus received during the prior three years, plus (ii) a pro-rata cash bonus for the year in which termination occurs, also based on the average cash bonus during the prior three years.

The agreements in place for Messrs. Woods and McCree also provide that, for purposes of calculating retirement eligibility under the Company’s various plans, each executive will be credited with an additional five years of service. Pursuant to Mr. Woods’ agreement, his target variable compensation is $2.7 million and he was granted a $7 million buy-out award in order to compensate him for the bonus which would have otherwise been paid to him by his former employer for the 2016 year and the value of awards he forfeited in connection with his resignation. Of that amount, $3 million was paid in cash on March 31, 2017 and $4.66 million was granted in the form of restricted stock units with a three year vesting schedule (as of December 31, 2018 there were two remaining installments – March 1, 2019 (40,018 units) and March 1, 2020 (32,956 units)), with the increase in award value from $4 million to $4.66 million due to the difference between the initial valuation and the grant date values.

The agreements include the following definitions of cause and good reason:

“Cause” includes (i) any conviction (including a plea of guilty or of nolo contendere or entry into a pre-trial diversion program) for the commission of a felony or any conviction of any criminal offense within the scope of Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. § 1829; (ii) an act of gross misconduct, fraud, embezzlement, theft or material dishonesty with the executive’s duties or in the course of employment with the Company or an affiliate; (iii) failure on the part of executive to perform his employment duties in any material respect, which is not cured to the reasonably satisfaction of the Company within thirty (30) days after the executive receives written notice of such failure; (iv) the executive’s violation of the provisions of his employment agreement relating to non-solicitation, confidentiality, ownership of materials, duty to return company property or intellectual property rights; and/or (v) the executive makes any material false or disparaging comments about the Company or any Company affiliate, or any Company or Company affiliate employee, officer, or director, or engages in any such activity which in the opinion of the Company is not consistent with providing an orderly handover of the executive’s responsibilities.

“Good Reason” includes a material diminution in the executive’s authority, duties, or responsibilities, a material diminution in the executive’s base salary other than a general reduction in base salary that affects all similarly situated employees, or a relocation of the executive’s principal place of employment by more than fifty (50) miles from his current principal place of employment, unless the new principal place of employment is closer to the executive’s home address.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

Potential Payments Table

The following table summarizes estimated payments and benefits that would be provided to our NEOs pursuant to their employment agreements, our severance practice and the terms of outstanding awards, in connection with a termination of employment under various scenarios or a change of control, assuming such event occurred on December 31, 2018.

For the summary of the material terms of the outstanding equity awards, the severance to which NEOs’ would be entitled, and the terms and conditions of our NEOs’ employment agreements, see “—Equity Awards”, “—Severance” and “—Employment Agreements with our NEOs” above.

Name	Voluntary Termination ($)		Voluntary Termination with Good Reason ($)		Not for Cause Termination ($)		For Cause Termination ($)	Change in Control Not for Cause Termination ($)		Change in Control Good Reason Resignation ($)		Change in Control Only (No Related Termination) ($)	Death ($)		Disability ($)		Retirement ($)
Bruce Van Saun
Cash Payment	4,106,500	(6)	5,227,900	(7)	5,227,900	(7)	-	13,476,600	(8)	13,476,600	(8)	-	2,253,900	(9)	743,500	(10)	4,106,500	(6)
Equity Awards(1)(2)	10,996,830		15,559,701		15,559,701		-	15,559,701		15,559,701		-	15,559,701		15,559,701		10,996,830
Health Benefits(3)	-		1,258		1,258		-	1,258		1,258		-	-		-		-
Outplacement Services(4)	-		8,500		8,500		-	8,500		8,500		-	-		-		-
Total	15,103,330		20,797,359		20,797,359		-	29,046,059		29,046,059		-	17,813,601		16,303,201		15,103,330
John F. Woods
Cash Payment	-		-		350,000	(11)	-	3,965,000	(12)	3,965,000	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		2,538,318		-	3,460,334		3,460,334		-	3,460,334		3,460,334		3,460,334
Health Benefits(3)	-		-		1,152		-	1,152		1,152		-	-		-		-
Outplacement Services(4)	-		-		8,500		-	8,500		8,500		-	-		-		-
Total	-		-		2,897,970		-	7,434,986		7,434,986		-	3,460,334		3,460,334		3,460,334
Donald H. McCree III
Cash Payment	-		-		350,000	(11)	-	4,197,500	(12)	4,197,500	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		2,874,623		-	3,958,847		3,958,847		-	3,958,847		3,958,847		3,958,847
Health Benefits(3)	-		-		1,213		-	1,213		1,213		-	-		-		-
Outplacement Services(4)	-		-		8,500		-	8,500		8,500		-	-		-		-
Total	-		-		3,234,336		-	8,166,060		8,166,060		-	3,958,847		3,958,847		3,958,847
Brad L. Conner
Cash Payment	-		-		350,000	(11)	-	3,470,000	(12)	3,470,000	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		2,615,943		-	3,409,882		3,409,882		-	3,409,882		3,409,882		3,409,882
Health Benefits(3)	-		-		1,151		-	1,151		1,151		-	-		-		-
Outplacement Services(4)	-		-		8,500		-	8,500		8,500		-	-		-		-
Total	-		-		2,975,594		-	6,889,533		6,889,533		-	3,409,882		3,409,882		3,409,882
Malcolm Griggs
Cash Payment	-		-		262,500	(11)	-	2,812,000	(12)	2,812,000	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		1,530,233		-	1,830,387		1,830,387		-	1,830,387		1,830,387		1,830,387
Health Benefits(3)	-		-		1,258		-	1,258		1,258		-	-		-		-
Outplacement Services(4)	-		-		8,500		-	8,500		8,500		-	-		-		-
Total	-		-		1,802,491		-	4,652,145		4,652,145		-	1,830,387		1,830,387		1,830,387

(1)

These amounts reflect the value of equity-based awards expected to vest, with values determined by multiplying the number of shares subject to outstanding awards by $29.73, which is the closing price of a Company share on the NYSE on December 31, 2018. In circumstances where performance stock units are expected to vest: (i) 2016 awards are reflected based on the actual level of performance assessed by the Compensation Committee on February 13, 2019; and (ii) 2017 and 2018 awards are reflected at target.

(2)

For a description of the treatment of Mr. Van Saun’s outstanding equity awards, please see “—Termination of Employment and Change of Control—Employment Agreements with our NEOs—Employment Agreement with Mr. Van Saun.”

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

(3)

These amounts reflect the cost of COBRA benefit continuation coverage for one month under the plan in which the particular executive is enrolled, less the monthly active employee rate for those benefits. This represents the benefit received by the NEOs as a result of receiving coverage at active employee rates for one month, when they would have otherwise been required to elect COBRA continuation coverage.

(4)	These amounts reflect the cost for us to provide outplacement services for executive level employees for 12 months under our outplacement policy.

(5)	For a description of the treatment of outstanding equity awards held by NEOs other than Mr. Van Saun, please see “—Termination of Employment and Change of Control—Equity Awards.”

(6)

This amount includes a pro-rata portion of Mr. Van Saun’s 2018 variable compensation, excluding performance-based awards. Because the assumed termination date is December 31, 2018, the full award is reflected, based on the amount of his variable compensation and related mix for the 2018 performance year.

(7)

This amount reflects the sum of (i) two times Mr. Van Saun’s base salary and (ii) a pro-rata portion of his target cash bonus for 2018. Because the assumed termination date is December 31, 2018, the full award is reflected, based on the amount of his variable compensation and related mix for the 2018 performance year.

(8)

This amount reflects (i) three times the sum of Mr. Van Saun’s (a) base salary and (b) 2018 target cash bonus, plus (ii) a pro-rata portion of his target cash bonus for 2018. Because the assumed termination date is December 31, 2018, the full award is reflected, based on the amount of his variable compensation and related mix for the 2018 performance year.

(9)

This amount reflects a pro-rata portion of Mr. Van Saun’s target cash bonus for 2018. Because the assumed termination date is December 31, 2018, the full target award is reflected, based on the amount of his variable compensation and related mix for the 2018 performance year. Although Mr. Van Saun’s estate would also receive continuation of base salary for the month in which his death occurs, no salary has been included in this table because a termination date of December 31, 2018 is assumed.

(10)	This amount reflects six months of base salary, which would be paid to Mr. Van Saun prior to his receipt of long-term disability benefits.

(11)	This amount reflects 26 weeks of base salary.

(12)

This amount reflects (i) two times the sum of (a) base salary and (b) the average cash bonus paid for 2018, 2017 and 2016, plus (ii) a pro-rata portion of the average cash bonus paid for 2018, 2017 and 2016. Because the assumed termination date is December 31, 2018, the full award is reflected, based on the amount of each NEO’s variable compensation and related mix for the 2018 performance year.

COMPENSATION RISK ASSESSMENT

The Compensation Committee has performed a review of compensation policies and practices for all of our employees and has concluded that our compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Bruce Van Saun, our Chief Executive Officer:

For 2018, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $59,748; and

•	the annual total compensation of our CEO, as reported in the 2018 Summary Compensation Table included in this Proxy Statement, was $9,405,933.

Based on this information, for 2018 the reasonably estimated ratio of the annual total compensation of Mr. Van Saun, our Chief Executive Officer, to the median of the annual total compensation of all employees, calculated in a manner consistent with Item 402(u) of Regulation S-K, was 157 to 1.

Because our 2017 median employee is no longer employed by the Company, a new median employee has been selected consistent with the methodology used to select the median employee last year. Specifically, consistent with applicable rules, to identify the median employee we reviewed our employee population as of November 30, 2018 and the amount of their compensation for the period of January 1, 2018 through November 30, 2018 as would be reported to the Internal Revenue Service on Form W-2 in Box 1, which we determined reasonably reflects the compensation of our employees. This calculation included all of our part-time and full time-employees as of such date. We did not annualize the compensation for any of our employees who were employed by the Company for less than the full 2018 year. In addition, because all our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the median employee.

Once we identified our median employee, we calculated and combined all of the elements of this employee’s compensation for the full 2018 year in accordance with the requirements of Item 402 of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this proxy statement.

DIRECTOR COMPENSATION

The Citizens Financial Group, Inc. Non-Employee Director Compensation Policy (“Director Compensation Policy”) governs the compensation of our non-employee directors. The Director Compensation Policy is reviewed on an annual basis by the Compensation Committee, together with its independent compensation consultant, CAP. The Compensation Committee reviews CAP’s report and considers the consultant’s advice on industry best practice when making decisions regarding director compensation. Any changes to director compensation are approved by the Compensation Committee, the Nominating and Corporate Governance Committee, and the Board. Following the annual review during 2018, modest increases were made to our annual cash retainer (increased $5,000 to $85,000) and equity retainer (increased $5,000 to $125,000) in order to further align our director compensation offering with the same compensation peer group used for executive compensation and performance purposes. These changes were effective as of our annual meeting of

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

stockholders held on, April 26, 2018. Below is a summary of the elements of our director compensation program:

Element of Compensation	Amount
Annual Cash Retainer	$85,000
Annual Restricted Stock Unit Retainer	$125,000
Lead Director Cash Retainer	$30,000
Audit Committee Member Retainer	$10,000
Audit Chair Cash Retainer	$35,000
Risk Chair Cash Retainer	$30,000
Other Committee Chair Cash Retainers	$20,000

On the date of each annual meeting of our stockholders, each non-employee director receives a grant of restricted stock units under the Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (“Directors Plan”), having a fair market value of $125,000, as compensation for their service until the next annual meeting. Restricted stock unit awards vest immediately as of the grant date, subject to the terms and conditions of the Directors Plan and the applicable award agreement. Director awards are subject to mandatory deferral and are not settled until a director’s cessation of service. To the extent dividends are declared between the grant and ultimate settlement date, dividend equivalents are reinvested into additional restricted stock units with the same terms and conditions as the related award.

In addition, directors are eligible to receive matching charitable contributions up to $5,000 per year, as part of our general matching charitable contribution program. Our non-employee directors do not participate in our employee benefit programs.

Directors may defer up to 100% of their cash compensation under our Directors Deferred Compensation Plan. Contributions to this plan are credited with interest on a monthly basis, based on the applicable interest crediting rate applicable for the month interest is to be posted. The interest crediting rate is the annualized average yield on the United States Treasury bond 10-year constant maturity for the immediately preceding calendar quarter plus two percent (2%), which is then divided by 12 to determine the monthly interest crediting rate. There are no Company contributions to this plan and no above-market or preferential earnings on compensation deferred pursuant to this plan.

Directors also receive reimbursement of business expenses incurred in connection with their attendance at meetings.

As discussed above in “Compensation Discussion and Analysis—Stock Ownership and Retention Guidelines”, non-employee directors are required to hold shares with a value at least equal to four times their annual cash retainer.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

2018 Director Compensation Table

The following table shows 2018 compensation for our non-employee directors during 2018. As described above, the Director Compensation Policy was amended effective April 26, 2018. Prior to that date, directors were compensated in accordance with the prior version of our Director Compensation Policy.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Other Compensation($)(2)	Total Compensation($)
Mark Casady	83,333	127,668	5,000	216,001
Christine M. Cumming	83,333	127,668	-	211,001
Anthony Di lorio	93,333	127,668	-	221,001
William P. Hankowsky	93,333	127,668	-	221,001
Howard W. Hanna III(3)	93,333	127,668	-	221,001
Leo I. Higdon	93,333	127,668	5,000	226,001
Charles J. Koch	123,333	127,668	-	251,001
Arthur F. Ryan	133,333	127,668	5,000	266,001
Shivan Subramaniam(4)	103,333	127,668	5,000	236,001
Wendy A. Watson(4)	128,333	127,668	5,000	261,001
Marita Zuraitis	83,333	127,668	-	211,001

(1)

Our non-employee directors were granted restricted stock units on April 26, 2018, the date of our 2018 annual stockholders meeting, and also received dividend equivalent units throughout the year relating to certain outstanding awards. The amounts shown in this column reflect the grant date fair market value of the restricted stock units and dividend equivalent units granted to the directors during 2018, calculated in accordance with FASB ASC 718, using the valuation methodology and assumptions set forth in Note 17 to the Company’s consolidated financial statements included in its 2018 Annual Report on Form 10-K, which are hereby incorporated by reference.

(2)	Amounts in this column reflect matching charitable contributions made by the Company on behalf of directors during 2018.

(3)	Mr. Hanna elected to defer 50% of the fees paid to him during 2018 pursuant to our Directors Deferred Compensation Plan. For a summary of material terms of the plan, see “Director Compensation” above.

(4)

Each of Mr. Subramaniam and Ms. Watson elected to defer all of their board fees earned for 2018 pursuant to our Directors Deferred Compensation Plan. For a summary of the material terms of the plan, see “Director Compensation” above.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – COMPENSATION MATTERS

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2018 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted- average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available (excluding securities reflected in column (#)(3)
Equity compensation plans approved by security holders	2,893,281	-	55,997,894
Equity compensation plans not approved by security holders	-	-	-
Total	2,893,281	-	55,997,894

(1)	Represents the number of shares of common stock associated with outstanding time-based and performance-based restricted stock units.

(2)	The Company had no outstanding options.

(3)

Represents the number of shares remaining available for future issuance under the Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan (48,240,777 shares), the Citizens Financial Group, Inc. 2014 Employee Share Purchase Plan (6,255,128 shares), and the Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (1,501,989 shares).

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – AUDIT MATTERS

AUDIT MATTERS

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as the independent auditor to perform an integrated audit of the Company for the fiscal year ending December 31, 2019. Deloitte served as our independent auditor for the fiscal year ended December 31, 2018 and has served as our independent auditor since becoming a public company in 2014 and prior to that as a privately held company since 2000.

The Audit Committee periodically considers the rotation of the external auditor to ensure independence. In determining whether to retain Deloitte, the Audit Committee considers, among other things, the firm’s independence, objectivity, professional skepticism, qualifications, expertise and performance on the Company’s audit. In addition, the Audit Committee oversees the rotation of the lead audit partner as mandated by SEC requirements and is directly involved in the selection of a new lead audit partner. The current lead audit partner was appointed in 2016 and the next rotation is scheduled for 2021. The Audit Committee also has oversight of the audit firm fee negotiation process and is responsible for approving audit fees.

The Board believes that the reappointment of Deloitte as the independent registered public accounting firm for fiscal year 2019 is in the best interests of the Company and its stockholders. Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote in favor of Deloitte, the Audit Committee will reconsider the appointment and in doing so, assess the impact of changing the auditor and the appropriate timing for doing so. The Audit Committee may retain Deloitte or hire another firm without resubmitting the matter for stockholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Deloitte are expected to be present at the annual meeting, available to respond to appropriate questions and will have the opportunity to make a statement if they desire.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2019.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist Citizens Financial Group, Inc.’s (the “Company”) Board of Directors (the “Board”) in its oversight of (i) the integrity of the financial statements of the Company, (ii) the appointment, compensation, retention and evaluation of the qualifications, independence, performance of the Company’s independent external auditor, (iii) the performance of the Company’s internal audit function and (iv) compliance by the Company with legal and regulatory requirements.

The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on February 14, 2019. As set forth in the Charter, management of the Company is primarily responsible for the adequacy and effectiveness of the Company’s financial reporting process, systems of internal accounting and financial controls. Deloitte & Touche LLP (“Deloitte”), the

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – AUDIT MATTERS

Company’s independent auditor for 2018, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2018.

The Audit Committee has discussed with Deloitte the matters that are required to be discussed under the Public Company Accounting Oversight Board (“PCAOB”) standards. Deloitte has provided to the Audit Committee the written disclosures and the PCAOB-required letter regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed with Deloitte their independence giving consideration to the provision of audit and non-audit services and fees paid to the firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2018 be included in the Company’s 2018 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the Audit Committee:

Wendy A. Watson (Chair)	Anthony Di lorio
William P. Hankowsky	Howard W. Hanna III
Leo I. Higdon	Charles J. Koch

February 14, 2019

PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee approves in advance all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service has previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee may delegate to the chair or any independent member of the Audit Committee pre-approval authority with respect to permitted services, provided that the member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – AUDIT MATTERS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table presents fees paid by the Company for services performed by its independent registered public accounting firm, Deloitte, and its affiliates for the years ended December 31, 2018 and 2017.

	2018	2017
Audit fees	$5,597,000	$5,480,250
Audit-related fees(1)	983,665	979,823
Tax fees(2)	417,496	393,107
All other fees(3)	-	5,685

Total	$6,998,161	$6,858,865

(1)

Includes required compliance services associated with several of the Company’s lending programs (e.g., Ginnie Mae, Housing and Urban Development (HUD), Uniform Single Attestation Program (USAP) and the Family Education Loan Program) and Statement on Standards for Attestation Engagements (SSAE) No. 16 reports for the Company’s cash management and investment management clients, and services provided in conjunction with the Company’s 401k and Pension audits.

(2)	Includes aggregate fees billed for tax services, including tax compliance, planning and consulting.
(3)	Represents fee for access to the independent accounting firm’s on-line research library.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – BENEFICIAL OWNERSHIP MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors and executive officers and persons who beneficially own more than 10% of the outstanding shares of common stock are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that these filing requirements were satisfied by all of its directors and officers and 10% or more beneficial owners of Company stock during 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information regarding the beneficial ownership of our common stock by:

•	each person whom we know to own beneficially more than 5% of our common stock;

•	each of the directors and named executive officers individually; and

•	all directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to restricted stock units and performance stock units that will become vested within 60 days of the date of determination. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The number of shares and percentage of beneficial ownership of each person whom we know to own beneficially more than 5% of our common stock are as of December 31, 2018.

The number of shares and percentage of beneficial ownership for each of the directors and named executive officers individually and all directors and executive officers as a group are as of February 28, 2019. As of February 28, 2019 there were 460,390,006 shares of our common stock outstanding.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – BENEFICIAL OWNERSHIP MATTERS

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of the shares of our common stock. Except as otherwise noted below, the address for each person listed on the table is c/o Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

Name of Beneficial Owner	Number of Shares	%

5% Stockholders
The Vanguard Group, Inc**	51,267,214	10.95
BlackRock, Inc.***	42,041,794	9.0
State Street Corporation****	23,398,414	5.0
Directors and Named Executive Officers
Bruce Van Saun	625,070	*
Brad L. Conner	162,964	*
Malcolm Griggs	60,616	*
Donald H. McCree III	133,048	*
John F. Woods	67,686	*
Mark Casady	20,194	*
Christine M. Cumming	12,865	*
Anthony Di lorio	28,494	*
William P. Hankowsky	30,994	*
Howard W. Hanna III	24,994	*
Leo I. Higdon	18,037	*
Terrance J. Lillis	830	*
Charles J. Koch	49,994	*
Edward J. Kelly III	830	*
Arthur F. Ryan	60,994	*
Shivan Subramaniam	38,994	*
Wendy A. Watson	15,994	*
Marita Zuraitis	17,994	*
All directors and executive officers as a group (21 persons)	1,453,047	*

*	Less than 1%

**

Represents shares beneficially owned by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. has sole voting power with respect to 543,930 shares, sole dispositive power with respect to 50,626,630 shares, shared voting power with respect to 109,751 shares and shared dispositive power with respect to 640,584 shares. The foregoing information is based solely on a Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 11, 2019 regarding its holdings as of December 31, 2018.

***

Represents shares beneficially owned by BlackRock, Inc. 55 East 52nd St, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 36,177,746 shares and sole dispositive power with respect to 42,041,794 shares. The foregoing information is based solely on a Schedule 13G filed by BlackRock with the SEC on February 4, 2019 regarding its holdings as of December 31, 2018.

****

Represents shares beneficially owned by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02211. State Street Corporation has shared voting power with respect to 21,298,367 shares and shared dispositive power with respect to 23,394,274 shares. The foregoing information is based solely on a consolidated Schedule 13G filed by State Street Corporation with the SEC on February 14, 2019 regarding its holdings as of December 31, 2018.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – INFORMATION FOR STOCKHOLDERS

INFORMATION FOR STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our Annual Meeting, which will be held on April 25, 2019, at 9:00 a.m. Eastern Time, at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Because you own shares of our common stock, our board of directors has made this proxy statement and proxy card available to you on the Internet, in addition to delivering printed versions of this proxy statement and proxy card to certain stockholders by mail.

When you vote by using the Internet or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint each of Bruce Van Saun, Stephen T. Gannon and Robin S. Elkowitz (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote by using the Internet, you do not need to return your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet. The Notice also instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report and how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Stockholders who receive a printed set of proxy materials will not receive the Notice but may still access our proxy materials and submit their proxies over the Internet by following the instructions provided on their proxy card.

Who is entitled to vote?

Holders of our common stock at the close of business on February 28, 2019 (the record date) are entitled to vote. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available in electronic form at the Annual Meeting site on April 25, 2019 and will be accessible in electronic form for ten days before the meeting at our principal place of business located at One Citizens Plaza, Providence, Rhode Island 02903, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – INFORMATION FOR STOCKHOLDERS

How many votes is each share of common stock entitled to?

Holders of common stock are entitled to one vote per share. As of February 28, 2019, there were 460,390,006 shares of our common stock outstanding.

What is the difference between a stockholder of record and a “street name” holder?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of Citizens Financial Group, Inc. or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the Internet, as described below under the heading “How do I vote?”

Beneficial Owner or “Street Name” Holder. If your shares are held in an account at a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy by completing, signing and returning the proxy card or by using the Internet or by telephone, as described below under the heading “How do I vote?”.

How do I vote?

Stockholders of record may vote by using the Internet or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•

You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card or Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 24, 2019. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – INFORMATION FOR STOCKHOLDERS

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, telephone or by mail with a later date;

•	sending written notice of revocation to our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901; or

•	voting in person at the Annual Meeting.

If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Attendance at the meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities entitled to vote at the Annual Meeting will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.

On what items am I voting?

You are being asked to vote on three items:

1.	the election of each of the twelve directors nominated by the Board and named in the proxy statement to serve until the 2020 annual meeting or until their successors are duly elected and qualified;

2.	advisory vote to approve the Company’s executive compensation, commonly referred to as a “say on pay” vote; and

3.	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How does the board of directors recommend that I vote?

The Board recommends that you vote as follows:

1.	FOR the twelve director nominees;

2.	FOR the approval, on an advisory basis, of the Company’s executive compensation; and

3.	FOR the ratification of the appointment of our independent registered public accounting firm.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – INFORMATION FOR STOCKHOLDERS

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR the twelve nominees for director;

•	vote FOR any of the nominees for director and vote AGAINST or ABSTAIN from voting on the other nominees for director;

•	vote AGAINST the twelve nominees for director; or

•	ABSTAIN from voting on all of the nominees for director.

Our Bylaws provide for the election of directors by an affirmative majority of the votes cast in an uncontested election. This means each of the twelve individuals nominated for election to the board of directors must receive more votes cast “FOR” than “AGAINST” (among votes properly cast in person, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If the election of directors is a contested election, then the directors are elected by a plurality of the votes cast.

What happens if a nominee does not receive a majority of “FOR” votes?

If a nominee does not receive a majority of “FOR” votes, he or she shall tender to the Board, via the Chair of the Nominating and Corporate Governance Committee, his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the Annual Meeting in accordance with the specific requirements outlined in our Corporate Governance Guidelines.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board; or

•	designate a substitute nominee.

If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I cast my advisory vote for the proposal to approve the Company’s executive compensation?

With respect to this proposal, you may:

•	vote FOR the approval, on an advisory basis, of the Company’s executive compensation;

•	vote AGAINST the approval, on an advisory basis, of the Company’s executive compensation; or

•	ABSTAIN from voting on the proposal.

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board, but will not be binding. The Compensation Committee will carefully consider the outcome of this vote when determining future executive compensation arrangements. Abstentions and broker non-votes will not count as votes cast.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – INFORMATION FOR STOCKHOLDERS

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;

•	vote AGAINST the ratification of the accounting firm; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders who are present in person or by proxy. Abstentions will not count as votes cast.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

1.	FOR the twelve director nominees;

2.	FOR the approval, on an advisory basis, of the Company’s executive compensation; and

3.	FOR the ratification of the appointment of our independent registered public accounting firm.

Will my shares be voted if I do not vote by using the Internet, telephone or by signing and returning my proxy card?

If you do not vote by using the Internet, telephone or (if you received a proxy card by mail) by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the NYSE rules that govern banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to the proposal to ratify the appointment of our independent registered public accounting firm, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors and approval, on an advisory basis, of the Company’s executive compensation are not considered routine matters under the NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – INFORMATION FOR STOCKHOLDERS

What is the vote required for each proposal to pass and what is the effect of abstentions or withheld votes and uninstructed shares on the proposals?

Our Bylaws provide for the election of directors by an affirmative majority of the votes cast in an uncontested election. This means that the twelve individuals nominated for election to the board of directors must receive more votes “FOR” than “AGAINST” (among votes properly cast in person, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If the election of directors is a contested election then the directors are elected by a plurality of the votes cast.

For each other proposal to pass in accordance with our Bylaws, the proposal must receive the affirmative vote of a majority of the votes cast in person, electronically or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of the Company’s common stock as of February 28, 2019 if you hold your shares through a broker) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting.

If you are the legal representative of a stockholder, you must also bring a letter from the stockholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative. We will determine in our sole discretion whether the letter presented for admission meets the above requirements.

No cameras, laptops, tablets, recording equipment, large bags, backpacks, briefcases, and similar items are permitted in the meeting room. Cell phones may not be used during the meeting and we reserve the right to remove individuals who do not adhere to these requirements.

Who bears the cost of the proxy materials?

The Company pays for preparing, printing and mailing this proxy statement and the annual report. Officers and employees of the Company may solicit the return of proxies, but will not receive additional compensation for those efforts. The Company will request that brokers, banks, custodians, nominees and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitation may be made by mail, telephone or other means.

Can I receive future proxy materials and annual reports electronically?

Yes. Instead of receiving future paper copies in the mail, you can elect to receive our future annual reports and proxy materials electronically. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business and will reduce the environmental impact of our annual meetings. If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to the website provided on your proxy card and following the prompts.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – INFORMATION FOR STOCKHOLDERS

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

2020 ANNUAL MEETING AND STOCKHOLDER PROPOSALS

The Company will review for inclusion in next year’s proxy statement stockholder proposals submitted pursuant to SEC Rule 14a-8 that are received by November 11, 2019. In order for a stockholder proposal or director nomination to be considered for inclusion in our proxy materials for our annual meeting of stockholders, expected to be held in April 2020, the proposal or director nomination must be received by our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, on or before the close of business on November 11, 2019, and must comply with the rules and regulations promulgated by the SEC. These stockholder notices also must comply with the requirements of our Bylaws and will not be effective otherwise.

Our Bylaws impose some procedural requirements on stockholders who wish to nominate directors, propose that a director be removed, propose any repeal or change in our Bylaws or propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the annual meeting to our Corporate Secretary.

To be timely, a stockholder’s notice for proposals outside of SEC Rule 14a-8 must be delivered to the Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut, 06901 not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our annual meeting of stockholders to be held in 2020, such a proposal must be received on or after November 27, 2019, but not later than December 27, 2019. In the event that the date of the annual meeting of stockholders to be held in 2020 is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of this year’s annual meeting of stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the annual meeting of stockholders to be held in 2020 and not later than 70 days prior to such annual meeting of stockholders to be held in 2020 or 10 days following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended, together with the rules and regulations promulgated thereunder, the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – INFORMATION FOR STOCKHOLDERS

•	the name and address of such stockholder (as they appear on the Company’s books) and any such beneficial owner;

•	the number of shares of capital stock of the Company that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

•

a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

•

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Company’s securities;

•

a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

•

a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;

•

any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

•	such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

ANNUAL REPORT FOR 2018

The fiscal 2018 Annual Report to Stockholders is being mailed with this proxy statement to those stockholders receiving a copy of the proxy materials in the mail. Stockholders receiving the Notice of Internet Availability of Proxy Materials can access this proxy statement and our fiscal 2018 Annual Report at www.edocumentview.com/CFG. Requests for copies of our Annual Report to Stockholders may also be directed to Investor Relations, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – INFORMATION FOR STOCKHOLDERS

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, please call or write to Investor Relations at (203) 900-6854 or 600 Washington Boulevard, Stamford, Connecticut 06901. If you want to receive separate copies of the proxy statement, annual report to stockholders or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

BY ORDER OF THE BOARD OF DIRECTORS

Robin S. Elkowitz
Executive Vice President, Deputy General
Counsel and Secretary

Stamford, Connecticut

March 8, 2019

2019	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – APPENDIX A

APPENDIX A - KEY PERFORMANCE METRICS, NON-GAAP FINANCIAL MEASURES & RECONCILIATIONS

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS					FULL YEAR
				4Q18 Change					2018 Change
		4Q18	3Q13	3Q13			2018	2017	2017
				$/bps		%			$/bps		%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,593	$1,153	$440		38%	$6,128	$5,707	$421		7%
Less: Notable items		(5)	—	(5)		(100)	(5)	6	(11)		(183)

Total revenue, Underlying (non-GAAP)	B	$1,598	$1,153	$445		39%	$6,133	$5,701	$432		8%

Noninterest expense, Underlying: Noninterest expense (GAAP)	C	$951	$788	$163		21%	$3,619	$3,474	$145		4%
Less: Notable items		45	—	45		100	54	55	(1)		(2)

Noninterest expense, Underlying (non-GAAP)	D	$906	$788	$118		15%	$3,565	$3,419	$146		4%

Net income, Underlying: Net income (GAAP)	E	$465	$144	5321		223%	$1,721	$1,652	569		4%
Add: Notable items, net of income tax expense (benefit)		9	—	9		100	16	(340)	356		105

Net income, Underlying (non-GAAP)	F	$474	$144	$330		229%	$1,737	$1,312	$425		32%

Net income available to common stockholders, Underlying: Net income available to common stockholders (GAAP)	G	$450	$144	$306		213%	$1,692	$1,638	554		3%
Add: Notable items, net of income tax expense (benefit)		9	—	9		100	16	(340)	356		105

Net income available to common stockholders, Underlying (non-GAAP)	H	$459	$144	$315		219%	$1,708	$1,298	$410		32%

Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio	C/A	59.69%	68.49%	(880	) bps		59.06%	60.87%	(181	) bps
Efficiency ratio, Underlying (non-GAAP)	D/B	56.70	68.49	(1,179	) bps		58.13	59.96	(183	) bps
Return on average tangible common equity and return on average tangible common equity, Underlying:
Average common equity (GAAP)	I	$19,521	$19,627	$(106)		(1%)	$19,645	$19,618	527		—%
Less: Average goodwill (GAAP)		6,946	6,876	70		1	6,912	6,883	29		—
Less: Average other intangibles (GAAP)		32	9	23		NM	14	2	12		NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		364	325	39		12	359	534	(175)		(33)

Average tangible common equity	J	$12,907	$13,067	$(160)		(1%)	$13,078	$13,267	$(189)		(1%)

Return on average tangible common equity	G/J	13.85%	4.34%	951 bps			12.94%	12.35%	59 bps
Return on average tangible common equity, Underlying (non-GAAP)	H/J	14.11	4.34	977 bps			13.06	9.79	327 bps
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	K	467,338,825	559,998,324	(92,659,499)		(17%)	478,822,072	502,157,440	(23,335,368)		(5%)
Average common shares outstanding - diluted (GAAP)	L	469,103,134	559,998,324	(90,895,190)		(16)	480,430,741	503,685,091	(23,254,350)		(5)
Net income per average common share - basic (GAAP)	G/K	$0.96	$0.26	$0.70		NM	$3.54	$3.26	$0.28		9
Net income per average common share - diluted (GAAP)	G/L	0.96	0.26	0.70		NM	3.52	3.25	0.27		8
Net income per average common share - basic, Underlying (non-GAAP)	H/K	0.98	0.26	0.72		NM	3.57	2.59	0.98		38
Net income per average common share - diluted, Underlying (non-GAAP)	H/L	0.98	0.26	0.72		NM	3.56	2.58	0.98		38

000004
ENDORSEMENT_LINE______________ SACKPACK_____________
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
C123456789
000000000.000000
ext
000000000.000000
ext
000000000.000000
ext
000000000.000000
ext
000000000.000000
ext
000000000.000000
ext
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.
1. Election of Directors:
For
Against
Abstain
For
Against
Abstain
For
Against
Abstain
01—Bruce Van Saun
02—Mark Casady
03—Christine M. Cumming
04—William P. Hankowsky
05—Howard W. Hanna III
06—Leo I. (“Lee”) Higdon
07—Edward J. (“Ned”)
08—Charles J. (“Bud”) Koch
09—Terrance J. Lillis
Kelly III
10—Shivan Subramaniam
11—Wendy A. Watson
12—Marita Zuraitis
2. Advisory vote on executive compensation.
For
Against
Abstain
For
Against
Abstain
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.
B    Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
C 1234567890                J N T
1UPX 410555
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
02ZPDB

Citizens Financial Group, Inc. 2019 Annual Meeting of Stockholders April 25, 2019, at 9:00 a.m. Eastern Time One Citizens Plaza, Providence, Rhode Island 02903
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy – Citizens Financial Group, Inc.
Notice of 2019 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting – April 25, 2019
Bruce Van Saun, Stephen T. Gannon and Robin S. Elkowitz or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Citizens Financial Group, Inc. to be held on April 25, 2019 at 9:00 a.m. Eastern Time, at One Citizens Plaza, Providence, Rhode Island 02903 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as specified by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)
Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance
Mark box to the right if
you plan to attend the
Annual Meeting.